UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Amphenol Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2009 ANNUAL MEETING and PROXY STATEMENT

CORPORATION

AMPHENOL CORPORATION 358 HALL AVENUE P.O. BOX 5030 WALLINGFORD, CONNECTICUT 06492-7530

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME

11:00 a.m., Wednesday, May 20, 2009

PLACE

Corporate Headquarters
Conference Center
358 Hall Avenue
Wallingford, CT 06492

AGENDA

1.
To elect two directors for terms to expire at the 2012 Annual Meeting of Stockholders.

2.
To ratify the appointment of Deloitte & Touche LLP as independent accountants.

3.
To ratify and approve The 2009 Amphenol Executive Incentive Plan.

4.
To ratify and approve The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.

5.
To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

By Order of the Board of Directors
Edward C. Wetmore
Secretary

April 27, 2009

—IMPORTANT—
PLEASE COMPLETE, DATE, SIGN AND RETURN
THE ACCOMPANYING PROXY WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 20, 2009: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2008 are available at www.edocumentview.com/APH.

PROXY STATEMENT

i

ii

PROXY STATEMENT

        This Proxy Statement (first mailed to stockholders on or about April 27, 2009) is furnished to the holders of the Class A Common Stock, par value $.001 per share ("Common Stock"), of Amphenol Corporation (the "Company" or "Amphenol") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the conference center at the Company's Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 (telephone (203) 265-8900) at 11:00 a.m. on Wednesday, May 20, 2009 (the "Annual Meeting").

RECORD DATE

        The Board of Directors of the Company (the "Board") has fixed the close of business on March 23, 2009 as the Record Date for the 2009 Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, in person or by proxy. At the Record Date, there were 171,153,593 shares of Common Stock outstanding.

PROXIES

        The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Annual Meeting and any postponements or adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held at the Record Date. The holders in person or by proxy of a majority of the shares of Common Stock entitled to be voted at the Annual Meeting shall constitute a quorum.

        Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares of Common Stock entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of your Board of Directors. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by the Board (who are named in your proxy card if you are a registered stockholder) will have the discretion to vote on those matters for you in accordance with their best judgment.

        An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of each Director. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for approval of any other items submitted to stockholders for their consideration.

        The inspectors of election appointed for the Annual Meeting with the assistance of the Company's transfer agent, Computershare Trust Company, N.A., will tabulate the votes. Broker non-votes will be treated as votes cast for purposes of a quorum, but will not be counted as either voting for or against any proposal. Abstentions will be included in tabulations of the votes cast on proposals presented (other than the election of directors) in the same manner as votes cast against such proposals.

        Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PRINCIPAL STOCKHOLDERS OF AMPHENOL

        Listed in the following table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company's Common Stock as of December 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR LLC 82 Devonshire Street Boston, MA 02109	22,663,682	(1)	13.24%
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, N.Y. 10005	11,155,777	(2)	6.52%

(1)
The Schedule 13G filed by such beneficial owner on February 12, 2009 for the year ended December 31, 2008 indicates that it has sole voting power over 2,572,754 shares and sole dispositive power over all 22,663,682 shares.

(2)
The Schedule 13G filed by such beneficial owner on February 10, 2009 for the year ended December 31, 2008 indicates that it has shared voting power and shared dispositive power over all 11,155,777 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of March 23, 2009 by each director, the named executive officers (listed in the Summary Compensation Table on page 30) and by all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Gary A. Anderson	253,400	(1)	*
Ronald P. Badie	31,999	(2)(3)	*
Stanley L. Clark	33,999	(2)(3)	*
Edward G. Jepsen	106,666	(2)(3)	*
Andrew E. Lietz	39,999	(2)(3)	*
Martin H. Loeffler	2,291,600	(1)	1.34%
John R. Lord	41,999	(2)(3)	*
R. Adam Norwitt	224,896	(1)	*
Diana G. Reardon	266,000	(1)	*
Dean H. Secord	31,411	(2)(3)(4)	*
Luc Walter	301,964	(1)	*
All executive officers and directors of the Company as a group (17 persons)	3,949,525		2.31%

*
Less than one percent.

(1)
The share ownership amounts in this table include 39,600 shares, 896 shares and 4,364 shares which are currently owned by Messrs. Loeffler, Norwitt and Walter, respectively, as well as 253,400, 2,252,000, 224,000, 266,000, and 297,600 shares, respectively, which are not presently owned by Mr. Anderson, Mr. Loeffler, Mr. Norwitt, Ms. Reardon, and Mr. Walter but which would be issuable upon the exercise of stock options which are currently exercisable or are exercisable within 60 days of March 23, 2009.

(2)
The share ownership amounts in this table include 4,000, 6,000, 100,000, 12,000, 14,000 and 2,412 shares which are currently owned by Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord, respectively, as well as 27,999, 27,999, 6,666, 27,999, 27,999 and 27,999 shares, respectively, which are not presently owned by such individuals but which would be issuable upon the exercise of stock options pursuant to the Amended 2004 Stock Option Plan for Directors of Amphenol Corporation (the "Amended Directors' Stock Option Plan") which are currently exercisable or are exercisable within 60 days of March 23, 2009.

(3)
The share ownership amounts for Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord reflected in this table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan") described under the caption "Director Compensation for the 2008 Fiscal Year" on page 11. Mr. Lietz was appointed to the Board on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 19,153 unit shares. Mr. Secord was appointed to the Board on March 28, 2002 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 14,766 unit shares. Commencing with the fourth quarter 2008, Mr. Secord elected to receive his quarterly director's fees in cash in lieu of shares. As long as this election continues, the cumulative balance in Mr. Secord's Directors' Deferred Compensation account will only increase by the number of shares credited for dividends. Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 8,455 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 7,325 unit shares. Mr. Lord was appointed to the Board on March 10, 2004 and he has elected not to defer fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. Mr. Jepsen was appointed to the Board on January 5, 2005 and he has elected not to defer his fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. The share ownership amount reflected in this table also includes 100,000 shares of Common Stock which are currently owned by Mr. Jepsen.

(4)
The share ownership amount for Mr. Secord also includes 1,000 shares of Common Stock owned directly by his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and any persons who own more than 10% of the Common Stock, file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission ("SEC") and furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company seeks to assist its directors and officers by monitoring transactions and completing and filing reports on their behalf.

        Based upon a review of the filings with the SEC and written representations from directors and executive officers that no other reports were required, the Company believes that during fiscal year 2008 and as of the date of this Proxy Statement, all Section 16(a) filing requirements were made in a timely manner.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Amended and Restated Certificate of Incorporation and By-Laws of the Company provide for a board consisting of three or more directors. Currently, the number of directors of the Company is eight. Directors of the Company are elected for terms of three years, with approximately one-third of the directors subject to election each year. Accordingly, action will be taken at the Annual Meeting for the re-election of two current directors, Edward G. Jepsen and John R. Lord. Each of these directors will hold office for the three-year term ending in 2012 and until their respective successors are elected and qualified.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Messrs. Jepsen and Lord except in cases of proxies bearing contrary instructions. In the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the persons named in the proxy will have the right to use his/her discretion to vote for a substitute.

        The following information details offices held, other business directorships, the classes and terms of all directors and nominees. Beneficial ownership of equity securities of the directors and nominees is shown under the caption "Security Ownership of Certain Beneficial Owners" on page 3.

NOMINEE DIRECTORS FOR ELECTION IN 2009

Name, Age and Term as Director	Principal Occupation and Other Information
Edward G. Jepsen Age 65 A Director since January 2005

Member of the Pension Committee of the Company. Mr. Jepsen was employed as a non-executive Advisor to the Company from January 2005 through his retirement in December 2006. He was executive vice president of the Company from May 1989 through December 2004 and chief financial officer of the Company from May 1989 through October 2004. Mr. Jepsen also served as a director of the Company from 1989 through 1997. Mr. Jepsen also currently serves as a Director and Chairman of the Audit and Finance Committee and member of the Compensation Committee of Gerber Scientific, Inc., and as a Director and Chairman of the Audit and Finance Committee and member of the Compensation Committee and the Safety, Health, Security and Environmental Committee of ITC Holdings Corp.

John R. Lord Age 65 A Director since March 2004

Chairman of the Compensation Committee and member of the Executive Committee and of the Nominating/Corporate Governance Committee of the Company. Mr. Lord served as the non-executive chairman of Carrier Corporation from January 2000 through April 2006. Mr. Lord was president and chief executive officer of Carrier Corporation, a division of United Technologies Corporation, from April 1995 until his retirement in January 2000. Mr. Lord also currently serves as a Director and member of the Audit and Finance Committee and Chairman of the Compensation Committee of Gerber Scientific, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

 DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010

Name, Age and Term as Director	Principal Occupation and Other Information
Stanley L. Clark Age 65 A Director since January 2005	Chairman of the Pension Committee and member of the Audit Committee of the Company. Mr. Clark has been Chief Executive Officer and Trustee of Goodrich, LLC since 2001. He was chief executive officer of Simplex Time Recorder Company from 1998 to 2001 and director from 1996 to 2001, chief operating officer from 1996 to 1998 and group vice president from 1994 to 1996. Mr. Clark does not serve on the board of directors of any other public company.
Andrew E. Lietz Age 70 A Director since January 2001

Chairman of the Nominating/Corporate Governance Committee and member of the Executive Committee and the Compensation Committee of the Company and presiding director. Mr. Lietz has been Managing Director of Rye Capital Management, LLC since November 2000. He was president and chief executive officer of Hadco Corporation from 1995 until June 2000. Mr. Lietz also currently serves as a Director of Details Dynamic Inc. and Safeguard Scientifics, Inc.

Martin H. Loeffler Age 64 A Director since December 1987

Chairman of the Board of the Company since May 1997 and Executive Chairman of the Company since January 2009. Mr. Loeffler was chief executive officer of the Company from May 1996 to December 2008 and was president of the Company from July 1987 to December 2007. Mr. Loeffler does not serve on the board of directors of any other public company. Mr. Loeffler has been an employee of the Company for approximately 36 years.

 DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2011

Name, Age and Term as Director	Principal Occupation and Other Information
Ronald P. Badie Age 66 A Director since July 2004	Chairman of the Executive Committee and member of the Audit Committee and the Pension Committee of the Company. Mr. Badie retired from Deutsche Bank in March 2002. At the time of his retirement, Mr. Badie was vice chairman of Deutsche Bank Securities. He also held several executive positions with its predecessor, Bankers Trust Company. Mr. Badie also currently serves as Lead Independent Director and member of the Compensation and Nominating and Corporate Governance Committee of Nautilus, Inc. and as a Director, Chairman of the Compensation Committee and member of the Audit Committee of Obagi Medical Products, Inc. as well as Lead Independent Director and member of the Audit Committee of Merisel, Inc.
R. Adam Norwitt Age 39 A Director since January 2009

President since January 2007 and Chief Executive Officer since January 2009. Mr. Norwitt was chief operating officer of the Company from January 2007 through December 2008. He was senior vice president and group general manager, Worldwide RF and Microwave Products division of the Company from June 2006 through December 2006 and vice president and group general manager, Worldwide RF and Microwave Products division of the Company from January 2004 through June 2006 and general manager of Worldwide RF and Microwave Products from November 2003 through January 2004. He was director interconnect systems operations, Asia from 2002 through 2003, general manager of Amphenol East Asia Electronic Technology (Shenzhen) Ltd. from 2001 through 2003 and business development manager, Asia, in 1998 and again from 2000 through 2003. He does not serve on the board of directors of any other public company. Mr. Norwitt has been an employee of the Company for approximately 10 years.

Dean H. Secord Age 73 A Director since March 2002

Chairman of the Audit Committee and member of the Compensation Committee and the Nominating/Corporate Governance Committee of the Company. Mr. Secord continues to be actively employed as an independent business consultant. He served as an international audit partner of PricewaterhouseCoopers from July 1972 through July 2001. Mr. Secord does not serve on the board of directors of any other public company.

THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Governance Principles.

        Amphenol Corporation's Corporate Governance Principles meet or exceed the Listing Standards of the New York Stock Exchange (the "NYSE Listing Standards"), including guidelines for determining director independence and reporting concerns to non-employee directors and the Audit Committee of the Board. The Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board are reviewed at least annually and revised as warranted. Amphenol Corporation's Code of Business Conduct and Ethics applies to all employees, directors and officers of the Company and its subsidiaries. The Principles, Code and Charters can be accessed via the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" then the desired Principles, Code or Charter. Printed copies of the Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

Director Independence.

        The Board has adopted the definition of "independent director" set forth in the NYSE Listing Standards to assist it in making determinations of independence. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has confirmed that all of the directors are independent of the Company and its management with the exception of Messrs. Jepsen, Loeffler and Norwitt each of whom is considered an inside director because of his current or prior employment with the Company. Mr. Jepsen retired from the Company in December 2006 and pursuant to NYSE Listing Standards cannot be considered an independent director before January 2010. Mr. Loeffler and Mr. Norwitt are current employees of the Company.

Board of Directors and Committees.

        The Board currently consists of eight directors. Mr. Loeffler is Chairman of the Board and Mr. Lietz is the Board's presiding director. As presiding director, Mr. Lietz has the authority to call, schedule and chair executive sessions of the independent directors. After each executive session the presiding director communicates with the Chairman of the Board to provide feedback and to effectuate the decisions and recommendations of the independent directors. Mr. Norwitt was appointed to the Board in January 2009.

        The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Pension Committee and the Nominating/Corporate Governance Committee. The Board has determined that all the members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent and satisfy the relevant SEC and the New York Stock Exchange independence requirements for the members of such Committees. The Board has also determined that all members of the Executive Committee are independent and that all members of the Pension Committee, with the exception of Mr. Jepsen, are independent.

        Audit Committee.     The Audit Committee's principal duties include (1) review reports on the evaluation of the Company's internal controls for financial reporting and the Company's annual audited and quarterly unaudited financial statements and related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (2) review the Company's earnings releases; (3) the selection of independent auditors and the approval of all audit engagement fees and terms; (4) review the qualifications, performance and independence of the Company's independent auditors; (5) review and approve the scope of the annual audit of the Company's financial statements; (6) review the Company's internal system of audit and financial controls, the results of internal audits and the procedures for maintaining internal controls; (7) review the integrity of the Company's financial reporting process and the selection of the Company's accounting principles; (8) review all critical accounting policies and practices and applicable regulatory and accounting standards and principles and their effect on the financial statements of the Company; (9) review audit problems or issues with the Company's independent auditors and the Company's response thereto; (10) review any accounting adjustments noted or proposed by the Company's independent auditors, all reports on the Company's internal controls, and all material written communications with the independent auditors; (11) review and discuss the Company's guidelines and policies for risk assessment and management; (12) establish hiring policies for employees of the Company's independent auditors; and (13) establish, monitor and maintain procedures for the receipt, retention and treatment of complaints. See also "Report of the Audit Committee" on page 16. The members of the Audit Committee are Ronald P. Badie, Stanley L. Clark and Dean H. Secord (Chairman).

        Compensation Committee.     The Compensation Committee establishes the principles related to the compensation programs of the Company. It approves compensation guidelines, reviews the role and performance of executive officers and key management employees of the Company and its subsidiaries, approves the base compensation, incentive plan target and award and the allocation of stock option awards for the Chief Executive Officer and Executive Chairman and reviews and approves the recommendations of the Chief Executive Officer and Executive Chairman for base compensation and adjustments in base compensation, incentive plan targets and allocations and stock option awards for the other executive officers and key management employees of the Company and its subsidiaries. See also the "Compensation Discussion and Analysis" on page 19 and the "Compensation Committee Report" on page 29. The members of the Compensation Committee are Andrew E. Lietz, John R. Lord (Chairman) and Dean H. Secord.

        Executive Committee.     The Executive Committee is empowered to exercise the powers and authority of the full Board in the management of the business and affairs of the Company, subject at all times to the supervision and control of the full Board. The Board has granted the Executive Committee the broadest authority permitted by Delaware General Corporation Law. The Executive Committee meets as necessary and all actions of the Committee are presented for ratification and approval of the full Board at the next meeting of the Board. The members of the Executive Committee are Ronald P. Badie (Chairman), Andrew E. Lietz and John R. Lord.

        Pension Committee.     The Pension Committee administers the Company's pension plan and consults with the Chief Financial Officer and the Treasurer of the Company at least annually and with the actuarial consultants and other advisors and the trustee and investment managers of the assets of the Company's pension plans as it deems necessary and appropriate. The Pension Committee reviews the liabilities, assets and investments of the Company's pension plan at least semi-annually. The members of the Pension Committee are Ronald P. Badie, Stanley L. Clark (Chairman) and Edward G. Jepsen.

        Nominating/Corporate Governance Committee.     The Nominating/Corporate Governance Committee's principal duties include (1) assisting the Board in identifying individuals qualified to become directors; (2) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders; (3) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and (4) overseeing and discussing, as necessary and appropriate, a plan for the continuity and development of senior management of the Company. The Nominating/Corporate Governance Committee also oversees the annual evaluation of and the compensation of Board. As part of its responsibilities relating to the recruitment of new qualified directors, the Nominating/Corporate Governance Committee also reviews and makes recommendations to the Company and to the full Board regarding director compensation from time to time. The members of the Nominating/Corporate Governance Committee are Andrew E. Lietz (Chairman), John R. Lord and Dean H. Secord.

        The Nominating/Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder may recommend any person for consideration as a nominee for director by writing to the Nominating/Corporate Governance Committee of the Board of Directors, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. Recommendations must be received by December 28, 2009 to be considered for the 2010 Annual Meeting of Stockholders, and must comply with the requirements in the Company's by-laws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating/Corporate Governance Committee in evaluating the individual being recommended by the stockholder.

        Once the Nominating/Corporate Governance Committee has identified a candidate, the Committee will evaluate the candidate based upon the following principles:

  •
  character, judgment, personal and professional ethics, integrity, values and familiarity with national and international issues affecting the Company's business;

  •
  depth of experience, skills and knowledge complementary to the Board and the Company's business; and

  •
  willingness to devote sufficient time to carry out the duties and responsibilities of a director effectively.

        The Nominating/Corporate Governance Committee will also consider such other relevant factors as it deems appropriate. The Committee will make a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Nominating/Corporate Governance Committee, other members of the Board or management.

        The Board believes that an important component of the Board is diversity including educational and business background, skills, experience, expertise, gender, race and culture.

Meetings of the Board.

        During 2008 there were five formal meetings of the Board and five actions taken by unanimous written consent of the Board, six formal meetings and one action by unanimous written consent of the Audit Committee, two formal meetings and three actions by unanimous written consent of the Compensation Committee and three formal meetings, and one action by unanimous written consent of the Pension Committee. The Executive Committee met informally from time to time in person and via telephone conference calls to discuss several potential acquisition transactions and acted on seventeen matters including a number of general administrative matters by unanimous written consent. The Nominating/Corporate Governance Committee had three formal meetings in conjunction with Board meetings and its individual members met informally in person and via telephone conference calls from time to time to discuss, among other things, additions to and potential vacancies on the Board and/or Committees of the Board, nominee directors for election, various executive officer appointments, normal and unanticipated succession planning and to perform its annual self evaluation. Actions taken by unanimous written consent by the Board or by a Committee of the Board are typically preceded by telephone calls during which the subject matter of the proposed consent are reviewed and discussed. All directors attended all meetings of the Board and the Committees on which they served in 2008.

        Non-management directors of the Company meet in executive session informally as necessary and following the conclusion of each Board Meeting and each Committee Meeting. Such private meetings are presided over by the presiding director or by the Chairman of the Committee or by the non-management director who requests the opportunity to meet in executive session.

Director Compensation for the 2008 Fiscal Year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ronald P. Badie	51,000	(2)	n/a	82,291	(3)	n/a	n/a	n/a	133,291
Stanley L. Clark	51,000	(2)	n/a	83,116	(4)	n/a	n/a	n/a	134,116
Edward G. Jepsen	45,000		n/a	58,615	(5)	n/a	n/a	n/a	103,615
Andrew E. Lietz	51,000	(2)	n/a	82,291	(3)	n/a	n/a	n/a	133,291
John R. Lord	51,000		n/a	82,291	(3)	n/a	n/a	n/a	133,291
Dean H. Secord	55,000	(2)	n/a	82,291	(3)	n/a	n/a	n/a	137,291

(1)
The dollar value of Option Awards in this column reflects the compensation cost of prior option awards to each director for service as a director over the requisite service period as described in the Statement of Financial Accounting Standards No. 123R, "Share-Based Payment", or FAS 123R. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock Options to the Company's consolidated financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K filed with the SEC, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that may be recognized by the directors upon the actual exercise of such option awards.

(2)
The Director's Deferred Compensation Plan allows each non-employee director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Messrs. Badie, Clark and Lietz have elected deferral of fees and the payment of fees in Common Stock. Prior to the fourth quarter of 2008, Mr. Secord had elected deferral of fees and the payment of fees in Common Stock. However, commencing with the fourth quarter 2008, Mr. Secord elected to receive his quarterly director's fees in cash in lieu of shares as earned. Messrs. Jepsen and Lord have elected to receive their director fees in cash as earned.

(3)
The grant date fair value of the 10,000 options granted in May 2008 to each of Messrs. Badie, Lietz, Lord and Secord on May 22, 2008, computed in accordance with FAS 123R, is $153,400. As of December 31, 2008, each of Messrs. Badie, Lietz, Lord and Secord had an aggregate of 44,000 option awards outstanding with exercise prices ranging from $14.84 to $45.95 of which 24,666 options were vested and 19,334 options were unvested.

(4)
The grant date fair value of the 10,000 options granted in May 2008 to Mr. Clark on May 22, 2008, computed in accordance with FAS 123R, is $153,400. As of December 31, 2008, Mr. Clark had an aggregate of 44,000 option awards outstanding with exercise prices ranging from $19.235 to $45.95 of which 24,666 options were vested and 19,334 options were unvested.

(5)
The grant date fair value of the 10,000 options granted in May 2008 to Mr. Jepsen on May 22, 2008, computed in accordance with FAS 123R, is $153,400. As of December 31, 2008, Mr. Jepsen had an aggregate of 20,000 option awards outstanding with exercise prices ranging from $34.55 to $45.95 of which 3,333 options were vested and 16,667 options were unvested. All 20,000 options were granted to Mr. Jepsen in his capacity as a director. The 2008 FAS123R compensation cost of all option awards granted to Mr. Jepsen relating to his service as a director is $58,615.

        The retainer fee to non-employee directors is $45,000 per year. In addition, the Audit Committee Chairman receives an additional $10,000 per year and the Chairpersons of the other Committees of the Board receive an additional $6,000 per year.

        During 1997, the Company adopted the Directors' Deferred Compensation Plan. The Directors' Deferred Compensation Plan allows each director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Messrs. Badie, Clark, Lietz and Secord initially elected and, with the exception of Mr. Secord, have continued to elect deferral of fees and the payment of fees in Common Stock. Mr. Lietz was appointed to the Board on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 19,153 unit shares. Mr. Secord was appointed to the Board on March 28, 2002 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 14,766 unit shares. Commencing with the fourth quarter 2008, Mr. Secord elected to receive his quarterly director's fees in cash as earned in lieu of shares. As long as this election continues, the cumulative balance in Mr. Secord's Directors' Deferred Compensation account will only increase by the number of shares credited for dividends. Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 8,454 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2009, including credit for dividends, is 7,325 unit shares. None of the shares credited to any directors' account are currently issued or outstanding. Mr. Lord was appointed to the Board on March 10, 2004 and he has elected to receive director fees in cash, as they accrue quarterly. He received cash fees of $51,000 for services rendered as a member of the Board and as Chairman of the Compensation Committee during 2008. Mr. Jepsen was appointed to the Board on January 5, 2005 and retired as an employee of the Company on December 31, 2006. During 2007, he elected to receive director fees in cash as earned. He received $45,000 for services rendered as a member of the Board during 2008.

        During 2004, the Board authorized and the stockholders of the Company approved, the Directors' Stock Option Plan. Each non-employee director received an annual award of 8,000 stock options at fair market value on the first business day following the day of each annual meeting of the stockholders of the Company since the Plan was approved in May 2004 through May 2006. The options vest ratably over three years and there are no additional restrictions on transfer or sale. In May 2007, the stockholders of the Company approved an amendment to the Directors' Stock Option Plan which increased the options awarded to each non-employee director from 8,000 to 10,000 options per year commencing with the May 2007 award. Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord each received an additional 10,000 stock options on May 22, 2008 with an exercise price of $45.95.

        The Nominating/Corporate Governance Committee of the Board will continue to monitor and make recommendations to the Company and to the Board regarding the annual retainer fee, committee fees and equity compensation elements of the directors' compensation program to ensure that total director compensation is fair and reasonable and competitive for the purpose of attracting and retaining qualified directors. The Board recognizes that the equity compensation element of the directors compensation program and the ability to defer payment of fees with the ultimate payment in Common Stock serves to align the interests of directors with stockholders.

Certain Relationships and Related Party Transactions.

        The Company has adopted a written policy for the review of transactions with related persons. No such transactions were identified during or subsequent to 2008. The policy requires review and approval or ratification of all relationships and transactions in which the Company and its Directors or its executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. These transactions are required to be reported to and reviewed by the General Counsel of the Company who will report the results of his review to the Board or non-management members of the Board, as appropriate. Following this review, the Board would determine whether any such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with unrelated third parties and the related person's interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company's Proxy Statement. As indicated above, there are no such transactions to be reported in this Proxy Statement.

 Communications with the Board of Directors.

        Stockholders and other interested parties may communicate directly with the presiding director, the Chairman of the Nominating/Corporate Governance Committee, the non-employee directors or the Audit Committee in writing c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. All communications will be promptly forwarded to the appropriate directors for their review, except that the Board has instructed the Secretary not to forward solicitations, bulk mail or communications that address improper or irrelevant topics or requests for general information.

Board Member Attendance at Annual Meeting of Stockholders.

        In each of the last ten years, there have been no controversial matters voted upon, more than 85% of outstanding shares of Common Stock have been voted by Proxy (with a substantial number of those shares voted by Proxy voted in accordance with the recommendations of the Board of Directors) and no more than five non-employee stockholders (representing only a nominal number of shares) have personally attended any of the Company's Annual Meetings of Stockholders. Accordingly, the Company does not require members of the Board to attend the Annual Meeting of Stockholders. The only Board member who attended the 2008 Annual Meeting of Stockholders was Mr. Loeffler, who at the time was Chairman of the Board and Chief Executive Officer. Mr. Loeffler is currently Chairman of the Board and Executive Chairman. Mr. Norwitt also attended the 2008 Annual Meeting of Stockholders but he was not a director of the Company at that time.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age	Principal Occupation and Other Information
Gary A. Anderson Age 58	Senior Vice President and Group General Manager, Aerospace and Industrial Operations division of the Company since January 2004 and general manager of Aerospace Operations of the Company since October 1995. He does not serve on the board of directors of any public company. Mr. Anderson has been an employee of the Company for approximately 35 years.
Craig A. Lampo Age 39

Vice President and Controller of the Company since October 2004. He was treasurer from October 2004 through March 2006. Mr. Lampo was a senior audit manager with Deloitte & Touche LLP from May 2002 through August 2004. He was an employee of Arthur Andersen LLP from July 1993 through May 2002. He does not serve on the board of directors of any public company. Mr. Lampo has been an employee of the Company for approximately 5 years.

Jerome F. Monteith Age 59

Vice President, Human Resources of the Company since January 2004. He was director of human resources of the Company from January 1997 through December 2003. He does not serve on the board of directors of any public company. Mr. Monteith has been an employee of the Company for approximately 32 years.

Name and Age	Principal Occupation and Other Information
Alessandro Perrotta Age 40

Vice President since January 2009 and Group General Manager, Amphenol Mobile Consumer Products since October 2007. Mr. Perrotta was vice president of marketing/engineering of Amphenol T&M Antennas, Inc. from August 2000 to December 2002. He was general manager of Shanghai Amphenol Airwave from 2003 to September 2007. Mr. Perrotta does not serve on the board of directors of any other public company. Mr. Perrotta has been an employee of the Company for approximately 9 years.

Zachary W. Raley Age 40

Vice President and Group General Manager, Worldwide RF and Microwave Products division and Cable Products division of the Company since January 2007 and President of Times Fiber since April 2005 and Chief Executive Officer of Times Fiber since August 2007. He was vice president, sales of Times Fiber from August 2000 through March 2005. He does not serve on the board of directors of any public company. Mr. Raley has been an employee of the Company for approximately 13 years.

Diana G. Reardon Age 49

Senior Vice President and Chief Financial Officer of the Company since October 2004. She was vice president of the Company from January 2004 through October 2004, controller of the Company from 1994 through October 2004 and treasurer of the Company from 1992 through October 2004. She does not serve on the board of directors of any public company. Ms. Reardon has been an employee of the Company for approximately 21 years.

Richard E. Schneider Age 51

Vice President and Group General Manager, IT and Communications Products division of the Company since June 2007 and divisional president of Amphenol TCS from December 2005 through May 2007. Prior thereto, Mr. Schneider was employed by Teradyne, Inc. ("Teradyne") for approximately 18 years serving as the president of the Connection Systems Division of Teradyne,  Inc. from March 2001 through November 2005 and was general manager from February 1998 through February 2001. He does not serve on the board of directors of any public company. Mr. Schneider has been an employee of the Company for approximately 3 years.

Name and Age	Principal Occupation and Other Information
Luc Walter Age 50

Senior Vice President and Group General Manager, International Military and Aerospace Operations division of the Company since January 2004. He was director European Military & Aerospace Operations from October 2000 through December 2003 and the Company's director advanced programs from January 1996 through September 2000. He does not serve on the board of directors of any public company. Mr. Walter has been an employee of the Company for approximately 25 years.

Edward C. Wetmore Age 52

Vice President of the Company since January 2004 and Secretary and General Counsel of the Company since 1987. He does not serve on the board of directors of any public company. Mr. Wetmore has been an employee of the Company for approximately 22 years.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee consists of three directors who are independent directors as defined under the NYSE Listing Standards. The Board of Directors has determined that all current members of the Committee are financially literate and that Mr. Secord is an audit committee financial expert as defined by the applicable rules of the SEC and the NYSE Listing Standards.

        The Audit Committee has undertaken a review of its Charter, practices and procedures in order to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements promulgated by the Securities and Exchange Commission and the NYSE. Following that review, the Audit Committee approved its Charter and its policies and practices. The Audit Committee Charter is available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Audit Committee Charter". In addition, a printed copy of the most current Audit Committee Charter will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        The Audit Committee reports as follows:

  1.
  The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2008 with Company management, which has primary responsibility for establishing and maintaining adequate internal financial controls, preparing the Company's quarterly and annual financial statements and for the Company's public reporting process, and with Deloitte & Touche LLP, the Company's independent accountants for 2008, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and its own assessment of the Company's internal controls related to financial reporting.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by professional auditing standards including, without limitation, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

  3.
  The Audit Committee has received the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and they have discussed with Deloitte & Touche LLP that firm's independence. The Audit Committee has also determined that Deloitte & Touche LLP's provision of audit and non-audit services to the Company is compatible with that firm's independence.

  4.
  Based on the Audit Committee's discussions with management and Deloitte & Touche LLP, the Audit Committee's review of the representations of management and the report disclosures, and the Committee's review of the letter from Deloitte & Touche LLP to the Audit Committee, the Audit Committee has recommended to the Board and the Company that the audited consolidated financial statements and report on internal controls related to financial reporting of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee has also approved the retention of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 2009.

Audit Committee Dean H. Secord, Chairman Ronald P. Badie Stanley L. Clark

 AUDIT AND NON-AUDIT FEES

        Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), for services rendered in 2008 and 2007 were as follows:

Type of Fees	2008	2007
	($ in thousands)
Audit Fees	$2,834	$3,381
Audit-Related Fees(1)	0	146
Tax Fees(2)	2	13
All Other Fees(3)	0	0

Total	$2,836	$3,540

(1)
Audit-Related Fees in 2007 include fees primarily for the audit of employee benefit plans of the Company.

(2)
Tax Fees in 2008 primarily relate to certain international tax matters and Tax Fees in 2007 primarily consist of state and local and international tax consultations.

(3)
Deloitte did not perform any work or receive any fees for financial information systems design and implementation for the Company in 2008 or in 2007.

PRE-APPROVAL OF AUDITOR SERVICES

        The Audit Committee has adopted and implemented approval policies and procedures related to the provision of permissible audit, tax and other non-audit services by the Company's independent accountants. Under these procedures, the Audit Committee must pre-approve the use of the independent accountants for specific types of services, including merger and acquisition due diligence and audit services, tax services, internal control reviews and reviews of employee benefit plans. Engagement for permitted services where the estimated cost of such services is not expected to exceed $25,000 on a project-by-project basis are reported to the Audit Committee on no less frequently than a quarterly basis. Any permitted services by Deloitte where the estimated cost of such services is expected to exceed $25,000 for any given engagement must be pre-approved by the Audit Committee to ensure compatibility with maintaining the accountants' independence.

        The Audit Committee has also reviewed and confirmed Company policies and procedures imposing restrictions on the hiring of certain individuals employed by or formerly employed by the Company's independent accountants including any employee or former employee of the Company's independent accountants who currently has or who has previously had any responsibility for the performance of any audit work for the Company or any involvement with the certification of the Company's financial statements.

 PROPOSAL 2. SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent accountants to examine the financial statements of the Company for the current fiscal year. Deloitte & Touche LLP has acted as independent accountants for the Company since 1997, and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives are expected to have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        If the selection of Deloitte & Touche LLP is not ratified by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, or if Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Audit Committee of the Board of Directors, then in any such case the Audit Committee of Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2009 Annual Meeting will be subject to ratification by the stockholders at the 2010 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS

 COMPENSATION DISCUSSION & ANALYSIS

        Overview of Compensation.     The Compensation Committee of the Board (referred to in this Compensation Discussion & Analysis as the "Committee") has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy and guidelines. A primary goal of the compensation philosophy and these guidelines is to align the interests of management with the stockholders to drive stockholder value. In allocating the Company's resources towards compensation, the Committee strives to ensure that the total compensation paid to executive officers and key management employees is judicious and reasonable, while, at the same time, capable of attracting, retaining and motivating the executive officers and key management employees of the Company and its subsidiaries. The Company's core management compensation programs include base salary, an annual performance based incentive plan payment opportunity, annual stock option awards, insurance benefits and retirement benefits.

        Throughout this 2009 Proxy Statement, the individuals who served as the Company's Chief Executive Officer and as the Company's Chief Financial Officer during the 2008 fiscal year, as well as the three other individuals included in the Summary Compensation Table on page 30 are referred to as the "named executive officers". References to "executive officers and key management employees" in this Proxy Statement relate to the approximately 270 management personnel of the Company and its subsidiaries who currently participate in the Company's core management compensation programs.

        The Compensation Committee.     The Committee is currently composed of three directors, none of whom are officers or employees of the Company or its subsidiaries. The activities and actions of the Committee are subject to the review of the full Board. All actions of the Committee are reported no later than the next subsequent meeting of the full Board following any Committee action.

        The Committee has responsibility, from time to time, but at least annually, to:

  •
  Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

  •
  Review and approve the goals and the performance of the Company's Chief Executive Officer and Executive Chairman and approve, as deemed necessary and appropriate, any changes in the level for each of base salary and performance based incentive plan target. Also approve any performance based incentive plan payments and/or option awards to the Company's Chief Executive Officer and Executive Chairman.

  •
  Review and approve recommendations from the Company's Chief Executive Officer and Executive Chairman related to the performance based incentive plan pool, performance based incentive plan allocations, the stock option pool, stock option awards and other related matters for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries.

  •
  Approve specific adjustments to individual compensation for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries whose proposed annual base salary exceeds $200,000 or the U.S. dollar equivalent of such amount.

  •
  Review and recommend changes, as necessary and appropriate, to the Company's Executive Incentive Plans and the Company's Management Incentive Plans as described beginning on page 21 and Stock Option Plans as described beginning on page 23.

        Role of Executive Officers in Compensation Decisions.     In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers and key management employees and prospective senior management employees, the Committee considers the recommendations of certain executive officers of the Company. Two executive officers, Mr. Norwitt and Mr. Loeffler, are particularly involved. Mr. Norwitt has been the Company's President and Chief Executive Officer since January 2009 and he was President and Chief Operating Officer prior thereto. Mr. Loeffler was the Company's Chief Executive Officer from May 1996 to December 2008 and currently serves as the Company's Executive Chairman. Messrs. Norwitt and Loeffler review the performance and compensation of the executive officers and key management employees at least annually and any prospective senior management employees as necessary. They also review certain other peer company performance and compensation data compiled by the Company's legal, accounting and human resources departments. The conclusions reached and recommendations of certain executive officers, including Messrs. Norwitt and Loeffler, regarding any salary adjustments, annual performance based incentive plan payments and annual option award amounts based on individual and operating unit performance as well as reviews of peer company performance and compensation, are presented to the Committee. The Committee exercises its discretion in approving or modifying any compensation recommendations for any executive officer or key management employee or any prospective senior management employee. Neither Mr. Norwitt nor Mr. Loeffler participate in the final determination of their own or the other's compensation.

        Neither Mr. Norwitt nor Mr. Loeffler vote on any compensation matters considered by the Committee. However, both are available to the Committee as an additional resource to discuss individual, operating unit and peer performance and compensation matters. The Committee also meets and discusses compensation matters without Company personnel present.

        Philosophy and Objectives of Compensation Program.     The Committee continues to strive to develop, refine and implement a complete and straightforward compensation program that will serve to attract, retain and motivate the executive officers and key management employees, and that remains competitive relative to the compensation paid to similarly situated senior management employees of certain peer companies with comparable performance. The program is designed to promote decision making geared to increasing stockholder value by rewarding executive officers and key management employees who contribute to stockholder value. The Committee believes that to further these objectives, executive compensation packages should include both cash and equity-based compensation as well as reasonable benefits.

        Elements of Compensation Program.     The Committee endeavors to provide an appropriate mix of different elements of compensation, including finding a balance among (i) fixed versus at-risk compensation, (ii) current versus long-term compensation, (iii) cash versus equity-based compensation and (iv) basic benefits. Cash payments primarily reward recent performance and equity-based awards encourage key management employees, including the named executive officers, to continue to deliver results over a longer period of time and serve as a retention tool. The Committee generally strives to provide equity-based compensation at a level that will cause focus on long-term performance of the Company. The compensation program for all executive officers and key management employees, including the named executive officers, includes the following elements:

  •
  base salary

  •
  performance based incentive plans

  •
  stock option plans

  •
  insurance benefits

  •
  retirement benefits

        Base Salary.     The Company establishes base salary to provide fixed income near the median level for executives of certain peer companies with similar responsibilities. Several elements are considered in setting base salary, including the size, scope and complexity of the executive officer's or key management employee's responsibilities. Position and economic and market conditions are also considered. Base salary must be reasonable, fair and competitive. The Committee also considers the historical, current and forecasted performance of the Company and individual operating units and groups, and the contributions or expected contributions of each executive officer or key management employee to those results when considering proposed adjustments to base salary. Salary levels for all executive officers and key management employees are reviewed and typically adjusted at least annually. Salary levels are also typically reviewed and adjusted in connection with a change in job responsibilities with the support of senior management of the Company. In December 2008, salary levels for all executive officers and key management employees were reviewed in connection with the annual review process, and preliminary adjustments to base salary were drafted. However, at that time the Committee decided, with the support of senior management of the Company, that in view of the current worldwide financial crisis, it would be appropriate with very limited exceptions to defer to a later date the proposed increases in the annual base salaries of executive officers and key management employees. Proposed increases in base salary for all named executive officers were deferred.

        Performance Based Incentive Plans.     Executive officers and key management employees, including the named executive officers (with the exception of key sales and marketing employees who typically have their own sales incentive or commission plans and certain key employees of certain recently acquired companies who had or have their own incentive plans), were eligible to receive payments pursuant to The 2008 Management Incentive Plan (the "2008 Management Incentive Plan"). The 2008 Management Incentive Plan is an executive bonus plan that falls within the parameters of The 2004 Amphenol Executive Incentive Plan (the "2004 Executive Incentive Plan"). There have been no changes to the 2004 Executive Incentive Plan since it was approved by stockholders in 2004. The Committee has reviewed and approved The 2009 Management Incentive Plan (the "2009 Management Incentive Plan") with terms that are substantially the same as the 2008 Management Incentive Plan. The Committee has also reviewed and approved The 2009 Executive Incentive Plan (the "2009 Executive Incentive Plan"), and has recommended that it be submitted for stockholder approval at the 2009 Annual Meeting. (See Proposal 3 on page 32—Ratify and Approve The 2009 Amphenol Executive Incentive Plan.) The 2009 Management Incentive Plan is an executive bonus plan that is intended to fall within the parameters of the 2009 Executive Incentive Plan. The 2008 Management Incentive Plan, the 2009 Management Incentive Plan, the 2004 Executive Incentive Plan and, if approved by the stockholders at the 2009 Annual Meeting, the 2009 Executive Incentive Plan, are collectively hereinafter referred to as the "incentive plan". Target payments under the incentive plan when added to fixed base salary are intended to generate total annual cash compensation for participating Company employees that is reasonable, fair and competitive with annual cash compensation paid to similarly situated employees in comparable positions with comparable performance.

        The incentive plan provides participants with a cash bonus opportunity if certain individual, operating unit and/or Company goals are achieved. Operating unit refers to the group or business unit to which the employee is assigned. The incentive plan is intended to reward participants upon the achievement of those goals, with discretion for qualitative individual, operating unit and Company performance factors. No annual incentive payments will be made if threshold performance levels are not achieved, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold performance requirement. As a general rule, the threshold performance requirement for consideration of any incentive plan payment is year-over-year improvement in financial performance.

        Payments under the incentive plan are intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code and the regulations promulgated thereunder. Since the Compensation Committee has the authority to change performance targets each year and to select among different performance criteria under each of the 2004 Executive Incentive Plan and the 2009 Executive Incentive Plan, Section 162(m) and the related regulations require that the stockholders approve the Executive Incentive Plan every five years. For this reason, the 2009 Executive Incentive Plan is being submitted for stockholder approval at the 2009 Annual Meeting (See Proposal 3 on page 32—Ratify and Approve The 2009 Amphenol Executive Incentive Plan).

        Incentive plan payments, when made, have historically totaled less than 2% of the annual consolidated operating income for the Company. There were approximately 200 participants in the 2007 Management Incentive Plan who were paid a total of approximately $7.0 million (using January 2008 exchange rates) representing approximately 1.3% of the Company's consolidated operating income for 2007. There were approximately 225 participants in the 2008 Management Incentive Plan who were paid approximately $6.6 million (using January 2009 exchange rates) representing approximately 1.1% of the Company's consolidated operating income for 2008. There are currently approximately 270 participants in the 2009 Management Incentive Plan who, at achievement of 100% of 2009 performance targets and goals, would be paid an aggregate of approximately $8.8 million.

        Incentive plan payment amounts are calculated by multiplying three factors together: (i) a participant's annual base salary, (ii) a participant's incentive plan target percentage and (iii) a participant's incentive plan multiplier.

        Incentive plan target percentages for each participant are established at the beginning of each year, occasionally subject to adjustment mid-year with the approval of the Compensation Committee if there is a significant change in job responsibilities. Incentive plan target percentages for all participants in the 2008 Incentive Plan ranged from 5% to 85% of annual base salary. The incentive plan target percentages for the named executive officers for 2008 ranged from 55% to 85% of annual base salary and at the beginning of 2009 were set at a range from 50% to 75% of annual base salary.

        The incentive plan multiplier is determined for each participant at the end of each year by analyzing a number of quantitative factors, subject to qualitative adjustment, as discussed in more detail below. The maximum incentive plan multiplier any recipient may be awarded is 200%, The incentive plan does not guarantee any minimum incentive plan multiplier to any participant. For 2008, participants received incentive plan multipliers ranging from 0% to 200%.

        A participant's incentive plan multiplier is based primarily on Company or operating unit performance against quantitative measures established at the beginning of each year. In addition, consideration is given, when appropriate, to certain qualitative factors as further discussed below. In 2008, the aggregated qualitative adjustment with respect to all participants in the incentive plan was an increase of less than 10% of the total amount calculated pursuant to the quantitative measures. The quantitative portion of the incentive plan multiplier is contingent upon the Company's achievement and/or each operating group's achievement of performance targets and/or goals. These targets and/or goals may vary from year to year and include revenue growth, operating income growth, operating cash flow, return on investment, return on sales, organic growth and/or contribution to EPS growth. Actual performance against these criteria is measured against both year-over-year growth and/or the current year target. In 2008, the quantitative performance criteria for (i) employees with Company-wide responsibilities was primarily based on Company revenue and EPS growth in 2008 over 2007 and actual EPS growth in 2008 as compared to 2008 budget and (ii) other employees was primarily based on operating unit revenue sales and income growth in 2008 over 2007 and actual performance in 2008 as compared to 2008 budget. The same quantitative performance criteria will be used in evaluating payments for 2009 performance to be made pursuant to the incentive plan. In 2008, the quantitative analysis of the incentive plan multiplier with respect to all participants in the plan was calculated by considering various data and information relating to the operating unit for which the participant has responsibility or to which the participant is assigned. For employees with Company-wide responsibilities, the quantitative formula in 2008 took into account Company revenue growth and EPS growth. For other employees, the quantitative formula in 2008 took into account operating unit revenue growth and operating income growth.

        The specific targets to be achieved by Messrs. Loeffler and Norwitt and Ms. Reardon to attain a 100% quantitative portion of the incentive plan multiplier under the incentive plan in 2008 were (i) Company revenue growth in local currency of at least 10%, and (ii) Company EPS growth of at least 17%. In calculating the incentive plan multiplier, Company EPS growth is given two times the weighting of

Company revenue growth. The specific targets to be achieved by Messrs. Anderson and Walter to attain a 100% incentive plan multiplier under the 2008 incentive plan were (i) operating unit revenue growth of at least 10% and (ii) operating unit operating income growth of at least 17%. In calculating the incentive plan multiplier, operating unit operating income growth is given twice the weighting of operating unit revenue growth. If revenue growth, operating income growth or EPS growth is below 0%, 3% or 3%, respectively, the impact to the incentive plan multiplier is at the discretion of the Compensation Committee, but generally has resulted in an incentive plan multiplier of 0%. For purposes of making all calculations for incentive plan purposes, operating unit operating income is adjusted for other expenses recorded below operating income and for certain amortization expense. The quantitative portion of the incentive plan multiplier is further modified by a factor relating to achievement of budgeted targets set at the beginning of the year for (i) 2008 Company EPS for Messrs. Loeffler and Norwitt and Ms. Reardon and (ii) 2008 operating unit operating income for Messrs. Anderson and Walter.

        Once the quantitative portion of the incentive plan multiplier is established, management and/or the Compensation Committee, as applicable, consider various qualitative factors and may adjust the incentive plan multiplier accordingly. The qualitative analysis is designed to ensure that a participant is rewarded for both operating unit and individual performance, but also to provide a means to be sure the awards are fair and meet the other goals of the Compensation Committee in determining executive compensation. The qualitative portion of the incentive plan allows for adjustment to the multiple for the following factors: accomplishments against budget, balance sheet management including cash flow, new market/new product positioning, operating unit and group contribution to total Company performance, an individual's efforts to ensure collaboration within the Company, an individual's achievement of performance targets and/or goals, acquisition activity, other specific individual objectives impacting Company performance, whether operating income of the operating unit is above or below the average of the Company, customer satisfaction, cost reductions and productivity improvement and quality management, or if unusual and unanticipated market conditions materially impact the Company's or an operating unit's growth and/or performance, industry performance, acquisition activity and other special situations (e.g. the participant is new in a position). The Compensation Committee may also adjust the multiple of any or all participants in consideration of (i) whether the payout to all MIP participants as a percentage of Company operating income falls within the historical parameters discussed above, (ii) how the current year incentive plan multiplier compares with the prior year, (iii) reasonableness and consistency, (iv) internal pay equity and (v) in recognition of the general rule that absent special circumstances, no bonus will be paid within an operating unit that has negative income growth.

        Stock Option Plans.     The Committee believes that granting stock options helps create competitive levels of compensation and provides an opportunity for increased equity ownership by executive officers and key management employees (including the named executive officers). Granting stock options also serves to maintain the alignment of the interests of the Company's executive officers and key management employees with its stockholders and allows executive officers and key management employees to participate in the long-term growth and profitability of the Company. All currently outstanding employee stock options have a five-year vesting period, with 20% vesting each year. Vesting is automatically accelerated upon death or under certain circumstances disability. Vesting is also automatically accelerated for option awards made prior to 2007 upon retirement at age 65. The Committee has the discretion to allow continued vesting of other unvested options following termination of employment due to retirement at age 65 or older or following termination of employment due to retirement at age 55 or older with at least ten (10) years of employment with the Company. Vesting stops under most other termination situations. The Committee believes this vesting schedule helps retain executive officers and key management employees and encourages them to make decisions geared towards long-term growth.

        The Committee has authorized the Company to issue stock options to executive officers and key management employees (including the named executive officers) pursuant to The 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and its amendments (the "2000 Stock

Option Plan"). In determining the number of options to be granted to an individual employee, a value is imputed for each option, with reference to the Company's then current stock price, the estimated Black-Scholes valuation for option grants and the Company's growth assessment for its Common Stock. The Committee also considers information regarding the total amount of options available, an individual's base salary, the amount of stock options, if any, previously awarded to an individual, an individual's past and expected future contributions to the Company's financial performance and an individual's responsibilities for assisting the Company in achieving its long-term strategic goals. The total annual award expense for options granted is intended to be in the range of 3% to 5% of the Company's annual budgeted consolidated operating income for the year.

        Employee stock options are granted at fair market value at the time of the award, i.e., the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. The Committee has historically made annual awards of stock options in the second quarter of each year. Newly hired or promoted executives have on occasion received an award of stock options at the date of appointment. The Committee has never approved the grant of any stock options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date.

        All stock option recipients must enter into a Stock Option Agreement and Management Stockholder's Agreement with the Company which set forth the terms and conditions and limitations applicable to any shares purchased pursuant to options granted. The form of 2009 Non-qualified Stock Option Agreement and form of 2009 Management Stockholder's Agreement are attached hereto as Annex D and Annex E, respectively.

        Insurance Benefits.     Each executive officer and key management employee (including the named executive officers) receives health and life insurance identical to the benefits of other employees working at the same location. The Company also makes a contribution to life insurance on behalf of almost all U.S.-based salaried employees pursuant to a formula that treats similarly situated employees equally.

        Retirement Benefits.     U.S.-based senior executives and key management employees (including the named executive officers) participate in the Company's Pension Plan and Supplemental Employee Retirement Plan (the "SERP") and the Company's 401(k) programs on the same terms and conditions as similarly situated U.S.-based salaried employees. For more information on the Pension Plan, the SERP and 401(k) programs, see "Pensions and Deferred Compensation" beginning on page 40.

  Perquisites.

        Mr. Loeffler and Mr. Norwitt were provided with access to car services in 2008. These services allow Mr. Loeffler and Mr. Norwitt to work more efficiently and facilitate their ability to communicate with the Company's global organization. Other than Mr. Loeffler's and Mr. Norwitt's car services and the imputed value to Mr. Loeffler of Group Term Life Insurance in 2008 in excess of $50,000 net of employee payments, see table of "All Other Compensation" under footnote (5) on page 31, neither Mr. Loeffler nor Mr. Norwitt nor any other named executive officer individually received perquisites or personal benefits from the Company with an aggregate value of US$10,000 or more.

  Compensation of Named Executive Officers.

        Company Performance—The compensation for each of the named executive officers for 2008 reflects the excellent financial performance of the Company as measured against key objectives and the performance of its peer group and the industry, in general. A detailed analysis of the Company's financial and operational performance is provided in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 that has been filed with the SEC.

        CEO Compensation—During 2008, the Company continued to outperform its peer group and the industry, in general. In 2008, the Company achieved new records for sales, earnings per share and cash flow. In the three year period ending December 31, 2008, the Company's annual revenues increased by 79%, annual operating income increased by 84%, the number of operating locations increased by 63% and the number of employees has increased by 30%. Mr. Loeffler, as Chairman and Chief Executive Officer of the Company during this period, played a vital role in the operation, growth and success of the Company and in maintaining and enhancing stockholder value.

        Mr. Loeffler's annual base salary for 2009 has been decreased by 28.25% from $1,115,000 to $800,000. The decrease reflects changes in his responsibilities in connection with his transition from Chief Executive Officer to Executive Chairman.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Loeffler is the product of his 2008 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier. In 2008, the Company achieved revenue growth in local currency of 12.5% and EPS growth of 20.6%. Both revenue growth and EPS growth exceeded the targets of 10% and 17%, respectively, which were required to attain a 100% quantitative portion of the incentive plan multiplier, however the multiplier was reduced to 99% because of the EPS budget factor described in "Performance Based Incentive Plans" above.

        Based on these calculations, the quantitative portion of Mr. Loeffler's incentive plan multiplier in 2008 was 99%. This multiple was increased to 100% for qualitative considerations. His incentive plan payment pursuant to the 2008 Management Incentive Plan was $947,750, representing a product of his 2008 base salary of $1,115,000 multiplied by his incentive plan target percentage of 85%, multiplied by his incentive plan multiplier of 100%. This was 85% of his 2008 base salary as compared to a maximum possible incentive plan payout for 2008 of 170% of his 2008 base salary.

        Mr. Loeffler's incentive plan target percentage pursuant to the 2009 Incentive Plan has been decreased from 85% in 2008 to 50% of his base annual salary in 2009 to reflect changes in his responsibilities in connection with his transition from Chief Executive Officer to Executive Chairman. This new incentive plan target percentage for 2009, considered with a potential incentive plan multiplier to be determined based on fiscal year 2009 results with a range from 0% to 200%, means his actual potential incentive plan payment for performance in 2009 could range from 0% to 100% of his base annual salary in 2009.

        Mr. Loeffler was not awarded any options in 2008.

        In 2008, Mr. Loeffler was provided with car and driver services. The Company incurred expenses associated with this car and driver were $31,292. The imputed value of compensation for Group Term Life Insurance provided to Mr. Loeffler in 2008 in excess of $50,000, net of employee payments, was $17,265. Mr. Loeffler continues to participate in the pension plan described beginning on page 40. The increase in pension value in 2008 for Mr. Loeffler was $469,200. The Company continues to provide Mr. Loeffler with car and driver services and contribute to his Group Term Life Insurance in 2009.

        Other Named Executive Officer's Compensation.     In determining base salary adjustments, incentive plan payments and stock option awards for 2008 for each of the other named executive officers, the Committee considered each executive's performance against individual goals and objectives and, in the case of Mr. Norwitt and Ms. Reardon, the Committee evaluated the overall performance of the Company and their respective contributions to that performance and, in the case of Messrs. Anderson and Walter, their contributions to the performance and results of the operating units they lead.

        Ms. Reardon.     Ms. Reardon's annual base salary at the beginning of 2009 continues at $548,000, the same rate as was paid in 2008. In December 2008, the Compensation Committee deferred to a later date a proposed increase in Ms. Reardon's base salary in line with the general Company-wide deferral of base salary adjustments related to current market conditions.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Ms. Reardon is the product of her 2008 base compensation, multiplied by her incentive plan target percentage and her incentive plan multiplier. Ms. Reardon's 2008 base salary was $548,000 and her incentive plan target percentage established in early 2008 was 55%. The determination of her incentive plan multiplier takes into account the same quantitative and qualitative factors as Messrs. Loeffler and Norwitt and resulted in the same incentive plan multiplier of 100%. Her incentive plan payment pursuant to the 2008 Management Incentive Plan was $301,400, representing a product of her 2008 base annual salary of $548,000 multiplied by her incentive plan target percentage of 55%, multiplied by her incentive plan multiplier of 100%. This was 55% of her 2008 base annual salary as compared to a maximum possible incentive plan payout for 2008 of 110% of her 2008 base salary.

        Ms. Reardon's incentive plan target percentage pursuant to the 2009 Management Incentive Plan continues at 55% of her base annual salary in 2009 which, considered with a potential incentive plan multiplier to be determined based on fiscal year 2009 results with a range from 0% to 200%, means her actual potential 2009 Management Incentive Plan payment could range from 0% to 110% of her base annual salary in 2009.

        In May 2008, Ms. Reardon was awarded 120,000 options pursuant to the 2000 Option Plan with an exercise price of $45.95.

        The imputed value of compensation for Group Term Life Insurance provided to Ms. Reardon in 2008 in excess of $50,000, net of employee payments was $1,883. Ms. Reardon continues to participate in the pension plan described beginning on page 40 but her benefits under such pension plan have been frozen as described on pages 40 and 44. In 2008, Ms. Reardon received 401(k) match of $11,500 and Company provided contributions to a non-qualified supplemental defined contribution plan (the "DC SERP") of $30,913 as described on page 44. In 2009, the Company continues to contribute to Ms. Reardon's Group Term Life Insurance. She also continues to participate in the 401(k) match program and DC SERP program in 2009.

        Mr. Norwitt.     Mr. Norwitt's annual base salary was increased by 14.0% from $525,000 to $600,000 on July 1, 2008 reflecting his continually increasing responsibilities within the Company. Mr. Norwitt's annual base salary at the beginning of 2009 continues at $600,000. In December 2008, in line with the general Company-wide deferral of base salary adjustments related to current market conditions, the Compensation Committee deferred to a later date an increase proposed to Mr. Norwitt's base salary in conjunction with his appointment as Chief Executive Officer of the Company.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Norwitt is the product of his 2008 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier. Mr. Norwitt's aggregate 2008 base salary was $562,500 and his incentive plan target percentage established in early 2008 was 60%. The determination of his incentive plan multiplier takes into account the same quantitative and qualitative factors as Mr. Loeffler and Ms. Reardon and resulted in the same incentive plan multiplier of 100%. His incentive plan payment pursuant to the 2008 Management Incentive Plan was $337,500, representing a product of his 2008 base salary of $562,500 multiplied by his incentive plan target percentage of 60%, multiplied by his incentive plan multiplier of 100%. This was 60% of his 2008 base salary as compared to a maximum possible incentive plan payout for 2008 of 120% of his 2008 base salary.

        Mr. Norwitt's incentive plan target percentage pursuant to the 2009 Management Incentive Plan was increased to 75% to reflect his expanded responsibilities in connection with his appointment as Chief Executive Officer. When considered with a potential incentive plan multiplier to be determined based on fiscal year 2008 results with a range from 0% to 200% means his actual potential 2009 Management Incentive Plan payment could range from 0% to 150% of his base salary in 2009.

        In May 2008, Mr. Norwitt was awarded 200,000 options pursuant to the 2000 Option Plan with an exercise price of $45.95.

        In 2008, Mr. Norwitt was provided with car and driver services. The Company incurred expenses associated with this car and driver were $23,031. The imputed value of compensation for Group Term Life Insurance provided to Mr. Norwitt in 2008 in excess of $50,000, net of employee payments was $1,161. Mr. Norwitt continues to participate in the pension plan described beginning on page 40 but his benefits under such Plan have been frozen as described on pages 40 and 44. In 2008, Mr. Norwitt received 401(k) match of $11,500 and Company provided contributions to a DC SERP of $27,800. The Company continues to provide Mr. Norwitt with car and driver services and contribute to his Group Term Life Insurance in 2009. He also continues to participate in the 401(k) match program and DC SERP program in 2009.

        Mr. Anderson.     Mr. Anderson's annual base salary at the beginning of 2009 continues at $424,000, the same rate as was paid in 2008. In December 2008, the Compensation Committee deferred to a later date a proposed increase in Ms. Anderson's base salary in line with the general Company-wide deferral of base salary adjustments related to current market conditions.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Anderson is the product of his 2008 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier. Mr. Anderson's 2008 base salary was $424,000 and his incentive plan target percentage established in early 2008 was 55%. The determination of his incentive plan multiplier takes into account achievement of the quantitative and qualitative factors described above and resulted in an incentive plan multiplier of 80%. His incentive plan payment pursuant to the 2008 Management Incentive Plan was $186,564, representing a product of his 2008 base annual salary of $424,000 multiplied by his incentive plan target percentage of 55%, multiplied by his incentive plan multiplier of 80%. This was approximately 45% of his 2008 base annual salary as compared to a maximum possible incentive plan payout for 2008 of 110% of his 2008 base annual salary.

        Mr. Anderson's incentive plan target percentage pursuant to the Management Incentive Plan continues at 55% of his base salary in 2009 which, considered with a potential incentive plan multiplier to be determined based on fiscal 2009 results with a range of 0% to 200%, means his actual potential 2009 Management Incentive Plan payment could range from 0% to 110% of his base salary in 2009.

        In May 2008, Mr. Anderson was awarded 70,000 options pursuant to the 2000 Option Plan with an exercise price of $45.95.

        The imputed value of compensation for Group Term Life Insurance provided to Mr. Anderson in 2008 in excess of $50,000, net of employee payments was $4,118. Mr. Anderson continues to participate in the pension plan described beginning on page 40. The increase in pension value in 2008 for Mr. Anderson was $271,600. The Company continues to contribute to Mr. Anderson's Group Term Life Insurance in 2009.

        Mr. Walter.     Mr. Walter's annual base salary at the beginning of 2009 continues at $445,471, the same rate as was paid in 2008, subject to certain foreign exchange currency adjustments. In December 2008, the Compensation Committee deferred to a later date a proposed increase in Mr. Walter's base salary in line with the general Company-wide deferral of base salary adjustments related to current market conditions.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Walter is the product of his 2008 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier. Mr. Walter's 2008 aggregate base salary was $445,571 and his incentive plan target percentage established in early 2008 was 55%. The determination of his incentive plan multiplier takes into account achievement of the quantitative and qualitative factors described above and resulted in an incentive plan multiplier of 110%. His incentive plan payment pursuant to the 2008 Management Incentive Plan was

$269,510, representing a product of his 2008 base salary of $445,471 multiplied by his incentive plan target percentage of 55%, multiplied by his incentive plan multiplier of 110%. This was approximately 61% of his 2008 base salary as compared to a maximum possible incentive plan payout for 2008 of 110% of his 2008 base salary.

        Mr. Walter's incentive plan target percentage pursuant to the 2009 Management Incentive Plan continues at 55% of his base salary in 2009 which, considered with a potential incentive plan multiplier to be determined based on fiscal year 2009 results with a range from 0% to 200%, means his actual potential 2009 Management Incentive Plan payment could range from 0% to 110% of his base salary in 2009.

        In May 2008, Mr. Walter was awarded 66,000 options pursuant to the 2000 Option Plan with an exercise price of $45.95.

        The imputed value of compensation for Group Term Life Insurance provided to Mr. Walter in 2008 in excess of $50,000, net of employee payments was $1,860. Mr. Walter continues to participate in the pension plan described beginning on page 40 but his benefits under such plan have been frozen as described on pages 40 and 44. In 2008, Mr. Walter received 401(k) match of $11,500 and Company provided contributions to a DC SERP of $16,738. In 2009, the Company continues to contribute to Mr. Walter's Group Term Life Insurance. He also continues to participate in the 401(k) match program and DC SERP program in 2009.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of three directors who are independent directors as defined under the NYSE Listing Standards. The Compensation Committee has undertaken a review of its Charter, practices and procedures. Following that review, the Compensation Committee approved certain changes to its Charter and to its policies and practices. A copy of the current Compensation Committee Charter is included as Annex A to this Proxy Statement and is available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Compensation Committee Charter".

        The Compensation Committee reports that it has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Company's Board of Directors that the Compensation Discussion & Analysis be included in this 2009 Proxy Statement.

Compensation Committee John R. Lord, Chairman Andrew E. Lietz Dean H. Secord

Compensation Committee Interlocks and Insider Participation

        During 2008, Messrs. Lietz, Lord and Secord served on the Compensation Committee, none of whom is or formerly was an employee or officer of the Company. Mr. Loeffler is the only officer or employee of the Company who served on the Board during 2008. Mr. Norwitt joined the Board in January 2009. Mr. Loeffler and Mr. Norwitt do not serve on the board of directors of any other company.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation provided by the Company to the named executive officers during 2006, 2007 and 2008. When setting total compensation for each of the named executive officers, the Compensation Committee reviews tally sheets showing the total current compensation, including equity and non-equity based compensation, for each executive officer of the Company, including the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)

M.H. Loeffler	2008	1,115,000	0	n/a	3,575,301	947,750	469,200	48,557	6,155,808
Chairman & CEO(2)	2007	1,080,000	0	n/a	3,021,668	993,600	326,600	48,641	5,470,509
	2006	1,040,000	0	n/a	2,451,717	1,331,200	336,400	48,186	5,207,503
D.G. Reardon	2008	548,000	0	n/a	984,357	301,400	23,300	44,296	1,901,353
Senior Vice President & CFO	2007	530,000	0	n/a	461,490	304,750	0	41,393	1,337,633
	2006	492,500	0	n/a	443,262	394,000	97,600	1,676	1,429,038
R.A. Norwitt	2008	562,500	0	n/a	969,916	337,500	1,400	63,492	1,934,808
President & COO(2)	2007	415,000	0	n/a	400,310	269,750	0	37,672	1,122,732
	2006	315,000	0	n/a	303,854	148,838	13,300	623	781,615
G.A. Anderson	2008	424,000	0	n/a	632,061	186,564	271,600	4,118	1,518,343
Senior Vice President	2007	405,000	0	n/a	330,808	202,500	280,500	3,904	1,222,712
	2006	385,004	0	n/a	342,628	288,753	319,900	3,715	1,340,000
L. Walter	2008	445,471	0	n/a	542,689	269,510	11,900	30,098	1,299,668
Senior Vice President	2007	407,320	0	n/a	364,934	254,988	0	25,160	1,052,402
	2006	369,605	0	n/a	290,625	253,588	80,400	1,080	995,298

(1)
The amounts in this column reflect the dollar amount of Option Awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006, 2007 and 2008, in accordance with FAS 123R, and thus include amounts from awards granted in and awards granted prior to 2006, 2007 and 2008. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock Options to the Company's consolidated financial statements for the fiscal years ended December 31, 2006, 2007 and 2008 included in the Company's Annual Report on Form 10-K for the relevant year, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts reflect the Company's accounting expense for these awards in 2006, in 2007 and in 2008 and do not correspond to the actual value that may be recognized by the named executive officers when any such Option Awards are actually exercised.

(2)
During 2006, Mr. Loeffler served as Chairman, President and Chief Executive Officer of the Company. Effective January 2007, R. Adam Norwitt was appointed President and Chief Operating Officer of the Company. Effective January 2009, R. Adam Norwitt was appointed a Director and Chief Executive Officer of the Company and Mr. Loeffler was appointed Executive Chairman of the Company. Mr. Loeffler also continues as Chairman. Prior to January 2007, Mr. Norwitt was senior vice president and group general manager of the Company's Worldwide RF and Microwave Products division.

(3)
The Non-Equity Incentive Plan Compensation for 2008, 2007 and 2006, respectively, for all plan participants including the named executive officers was paid in January 2009, 2008 and 2007, respectively. See "Performance Based Incentive Plans" on page 21.

(4)
In 2006, the Company amended its Pension Plan for Employees of Amphenol Corporation (the "Pension Plan") by freezing accruals effective December 31, 2006 for certain personnel below the age of 50 and/or with certain years of service with the Company. Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan (the "DC SERP"). Beginning in 2007, Ms. Reardon and Messrs. Norwitt and Walter are no longer accruing any additional benefits under the Pension Plan. Notwithstanding that their pension benefits were frozen effective December 31, 2006, and that therefore the pension benefit to the employee did not increase in 2008, there was a change in pension values for Ms. Reardon and Messrs. Norwitt and Walter of $23,300, $1,400 and $11,900, respectively, because of changes in actuarial assumptions in 2008 as compared to 2007. The increase in pension value for each of Ms. Reardon and Messrs. Norwitt and Walter represents the increase or decrease in the actuarial present value of their respective benefits under the Pension Plan using the interest rate and mortality assumptions consistent with those used in the Note 7—Benefit Plans and Other Postretirement Benefits to the financial statements included in the Company's 2008 Annual Report. Mr. Loeffler and Mr. Anderson continue to accrue additional benefits under the Pension Plan but they do not receive an employer contribution under the Amphenol 401(k) Plan nor do they participate in the DC SERP.

(5)
"All Other Compensation" consists of the following:

Name	Year	Imputed Compensation for Group Life Insurance in excess of $50,000 Net of Employee Payments ($)	Car & Driver ($)	401(k) Match ($)	DC SERP ($)	Total ($)

M.H. Loeffler	2008	17,265	31,292	0	0	48,557
	2007	16,711	31,930	0	0	48,641
	2006	16,078	32,108	0	0	48,186

D.G. Reardon	2008	1,883	0	11,500	30,913	44,296
	2007	1,818	0	11,250	28,325	41,393
	2006	1,676	0	0	0	1,676

R.A. Norwitt	2008	1,161	23,031	11,500	27,800	63,492
	2007	842	13,826	11,250	11,754	37,672
	2006	623	0	0	0	623

G.A Anderson	2008	4,118	0	0	0	4,118
	2007	3,904	0	0	0	3,904
	2006	3,715	0	0	0	3,715

L. Walter	2008	1,860	0	11,500	16,738	30,098
	2007	1,152	0	11,250	12,758	25,160
	2006	1,080	0	0	0	1,080

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct certain compensation paid to the principal executive officer and certain other executive officers in excess of $1 million per year. However, certain performance-based compensation is not subject to such limitation. The Company's 2009 Executive Incentive Plan compensation is performance-based and is designed and is intended to qualify for such performance-based deductibility exception. The 2009 Executive Incentive Plan is being submitted to the stockholders for approval at the 2009 Annual Meeting (See Proposal 3 on page 32—Ratify and Approve The 2009 Amphenol Executive Incentive Plan).

 PROPOSAL 3. RATIFY AND APPROVE THE 2009 AMPHENOL
EXECUTIVE INCENTIVE PLAN

        In January 2004, the Board authorized and approved The 2004 Amphenol Executive Incentive Plan (the "2004 Executive Incentive Plan). The 2004 Executive Incentive Plan was intended to meet the requirements of Section 162(m) of the Internal Revenue Code so that the Company may take a full tax deduction for any payments made pursuant to the 2004 Executive Incentive Plan. The 2004 Amphenol Executive Incentive Plan was approved by stockholders at the 2004 Annual Meeting.

        In January 2009, the Board authorized and approved The 2009 Amphenol Executive Incentive Plan (the "2009 Executive Incentive Plan). The 2009 Executive Incentive Plan is intended to continue to meet the requirements of Section 162(m) of the Internal Revenue Code and preserve continuing favorable tax deductions for certain payments which may be made under the 2009 Management Incentive Plan and future Management Incentive Plans (see caption Performance Based Incentive Plans on page 21) The Company's performance based incentive plans have been, and it is intended that such performance based incentive plans will continue to be, incentive bonus compensation plans that are established under and operated within the parameters of the Company's executive incentive plans as approved by stockholders from time to time. No incentive bonus payments beyond those described under the Company's 2009 Management Incentive Plan and similar management incentive plans that are expected to be adopted in the future are contemplated by the 2009 Executive Incentive Plan. The 2009 Executive Incentive Plan must be approved by stockholders at the 2009 Annual Meeting of Stockholders to satisfy a requirement of Section 162(m) of the Internal Revenue Code that such a plan be approved by stockholders at least every five years.

        The 2009 Executive Incentive Plan promotes the interests of the Company by aiding in the recruitment and retention of exceptional employees, providing incentives to its employees in consideration of their services to the Company and promoting the growth of the Company for its stockholders. A copy of the 2009 Executive Incentive Plan is attached as Annex B to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE 2009 AMPHENOL EXECUTIVE INCENTIVE PLAN.

 Employment Agreements

        Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid, at the Company's discretion, an additional fifty percent of base salary in the form of salary continuation following his/her termination for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company.

        Pursuant to an employment letter agreement with the Company dated July 28, 1987, Mr. Loeffler is guaranteed a minimum annual bonus of $30,000. Under this agreement, Mr. Loeffler would be entitled, upon termination of his employment with the Company, to 18 months severance pay, which includes base salary plus any incentive plan payment; upon involuntary termination, Mr. Loeffler would also be entitled to certain relocation expenses to Austria, provided that he requests this benefit within six months after his last day of employment with the Company.

        Pursuant to an employment letter agreement with the Company dated March 22, 1999, the Company has agreed that if Mr. Walter is terminated, the Company is obligated to pay him lump sum severance equal to 100% of the base compensation he received in the twelve-month period preceding his termination, provided that no severance payment will be made to Mr. Walter if he voluntarily terminates his employment or if he is terminated for cause.

        Ms. Reardon and Messrs Norwitt and Anderson are not parties to any employment letter agreements or employment contracts with the Company.

Stock Option Plans

        The 1997 Option Plan for Key Employees of Amphenol and Subsidiaries.     In May 1997, the Board of Directors authorized and approved The 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries (the "1997 Option Plan"). Only non-qualified stock options as defined in Section 422 of the Internal Revenue Code (the "Code") have been granted under the 1997 Option Plan and its amendments. The exercise price of the 31,600 options that remain outstanding under the 1997 Option Plan as of April 1, 2009 is $4.77. All such 31,600 options must be exercised on or prior to April 27, 2009.

        The 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.     In June 2000, the Board authorized the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2000 Option Plan"). The terms of the 2000 Option Plan are similar to the terms of the 1997 Option Plan. The 2000 Option Plan was approved by stockholders at the 2001 Annual Meeting. Only non-qualified options as defined in Section 422 of the Internal Revenue Code have been granted under the 2000 Option Plan and its amendments.

        In January 2003, the Board authorized and approved the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "First Amended 2000 Option Plan") which increased the number of shares of Common Stock to be reserved for issuance under the 2000 Option Plan from 7,200,000 to 16,000,000 shares. The First Amended 2000 Option Plan also increased the number of options that may be granted to any one participant in the First Amended 2000 Option Plan from not more than 2,000,000 to not more than 4,000,000 options. The First Amended 2000 Option Plan was approved by stockholders at the 2003 Annual Meeting.

        In April 2004, the Board authorized and approved the Second Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Second Amended 2000 Option Plan") which amended the 2000 Option Plan to provide that no options could be granted under the 2000 Option Plan at less than the fair market value of the Company's Common Stock on the date of such grant, to eliminate the ability to grant any restricted stock awards, stock appreciation rights ("SARs"), dividend equivalent rights, performance units, performance shares or any other stock-based grants, other than non-qualified options under the 2000 Option Plan and to require stockholder approval of any further material amendments to the 2000 Option Plan. The Second Amended 2000 Option Plan did not require stockholder approval.

        In January 2006, the Board authorized and approved the Third Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries which increased the number of shares of Common Stock to be reserved for issuance under the Amended 2000 Option Plan from 16,000,000 to 24,000,000 shares (the "Third Amended 2000 Option Plan"). The Third Amended 2000 Option Plan also increased the number of options that may be granted to any one participant in the Third Amended 2000 Option Plan from not more than 4,000,000 to not more than 6,000,000 options. All other terms of the Third Amended 2000 Option Plan are the same as the Second Amended 2000 Option Plan. The Third Amended 2000 Option Plan was approved by stockholders at the 2006 Annual Meeting.

        In April 2007, the Board authorized and approved the Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Fourth Amended 2000 Option Plan") which eliminated automatic accelerated vesting of unvested options upon normal retirement at age 65. Vesting for all option grants made prior to 2007 would be accelerated automatically upon retirement at age 65. The Fourth Amended 2000 Option Plan did not require stockholder approval.

        The Fourth Amended 2000 Option Plan is administered by the Compensation Committee of the Board. The Compensation Committee will consider recommendations of the Chief Executive Officer and other senior management employees of the Company and determine those employees of Amphenol and its subsidiaries who will be eligible to receive additional options, the number and the terms and conditions of each option grant, the form of the option agreement and any conditions on the exercise of an option award.

        A total of 2,026,700 options were granted under the Fourth Amended 2000 Option Plan in May 2008 at an exercise price of $45.95 to 267 key employees of the Company including the named executive officers. In addition, 6,000 options were granted in May 2008 to one key employee of a subsidiary of the Company at an exercise price of $46.66. Also, grants of 5,000 options were made in June 2008, September 2008 and October 2008 to three key employees of the Company at exercise prices of $49.56, $45.00 and $23.61, respectively.

        Of the 24,000,000 shares of Common Stock reserved for issuance pursuant to the 2000 Option Plan, 3,868,320 shares are available for future option grants as of April 1, 2009. Unless terminated earlier by the Board, the 2000 Option Plan will terminate in June 2010. If stockholders approve the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (see Proposal 4 on page 38—Ratify and Approve The 2009 Stock Purchase Plan for Key Employees of Amphenol and Subsidiaries), no further options will be granted under the 2000 Option Plan.

        On April 1, 2009 the market value per share of Common Stock was $29.43 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape). The exercise prices of the 5,194,934 options outstanding as of April 1, 2009 under the 2000 Option Plan and its amendments range from $10.05 to $49.56.

Repricing of Options/Granting of SARs

        During the last fiscal year, the Company did not reprice any options nor did it grant any SARs. The Company's 1997 Option Plan and 2000 Option Plan do not provide for the granting of SARs or any other stock based grants.

 GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2008

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(2)
Name
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #

M.H. Loeffler	1/24/08	0	947,750	1,895,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/22/08	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0	n/a	0

D.G. Reardon	1/24/08	0	301,400	602,800	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/22/08	n/a	n/a	n/a	n/a	n/a	n/a	n/a	120,000	45.95	1,773,600

R.A. Norwitt	1/24/08	0	337,500	675,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/22/08	n/a	n/a	n/a	n/a	n/a	n/a	n/a	200,000	45.95	2,956,000

G.A. Anderson	1/24/08	0	233,200	466,400	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/22/08	n/a	n/a	n/a	n/a	n/a	n/a	n/a	70,000	45.95	1,034,600

L. Walter	1/24/08	0	245,064	490,128	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/22/08	n/a	n/a	n/a	n/a	n/a	n/a	n/a	66,000	45.95	975,480

(1)
The amounts in this column reflect the possible payouts under the Company's 2008 Management Incentive Plan. The 2008 Management Incentive Plan is a single-year, single-year performance measure plan that became final and effective when approved by the Company's Board of Directors at the beginning of 2008 and terminated December 31, 2008. The non-equity incentive plan compensation for 2008 for all plan participants including the named executive officers was paid in January 2009. Amounts paid to the named executive officers are indicated in the Summary Compensation Table on page 30.

(2)
The amounts in the column titled Full Grant Date Fair Value reflect the full grant date fair value of the option awards granted on May 22, 2008 calculated in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock Options to the Company's consolidated financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts reflect the Company's total potential accounting expense for these 2008 option grants, and do not correspond to the actual value that may be recognized by the named executive officers when any of these options are exercised.

 OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

Name	Option Awards(1)					Stock Awards(2)

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

M.H. Loeffler	200,000	0	n/a	10.3075	April 25, 2011	n/a	n/a	n/a	n/a
	600,000	0	n/a	10.9525	May 2, 2012	n/a	n/a	n/a	n/a
	500,000	0	n/a	10.0450	April 15, 2013	n/a	n/a	n/a	n/a
	320,000	80,000	n/a	15.0750	April 16, 2014	n/a	n/a	n/a	n/a
	240,000	160,000	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	160,000	240,000	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	72,000	288,000	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a

D.G. Reardon	48,000	12,000	n/a	15.0750	April 16, 2014	n/a	n/a	n/a	n/a
	32,000	8,000	n/a	16.7750	Oct. 19, 2014	n/a	n/a	n/a	n/a
	60,000	40,000	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	48,000	72,000	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	22,000	88,000	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	0	120,000	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a

A. Norwitt	4,800	0	n/a	10.3075	April 25, 2011	n/a	n/a	n/a	n/a
	14,400	0	n/a	10.9525	May 2, 2012	n/a	n/a	n/a	n/a
	24,000	0	n/a	10.0450	April 15, 2013	n/a	n/a	n/a	n/a
	48,000	0	n/a	15.0925	Nov. 17, 2013	n/a	n/a	n/a	n/a
	31,200	20,800	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	27,200	40,800	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	24,000	96,000	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	0	200,000	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a

G.A. Anderson	14,000	0	n/a	10.9525	May 2, 2012	n/a	n/a	n/a	n/a
	60,000	0	n/a	10.0450	April 15, 2013	n/a	n/a	n/a	n/a
	50,400	12,600	n/a	15.0750	April 16, 2014	n/a	n/a	n/a	n/a
	42,000	28,000	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	32,000	48,000	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	14,400	57,600	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	0	70,000	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a

L. Walter	32,000	0	n/a	10.3075	April 25, 2011	n/a	n/a	n/a	n/a
	60,000	0	n/a	10.9525	May 2, 2012	n/a	n/a	n/a	n/a
	60,000	0	n/a	10.0450	April 15, 2013	n/a	n/a	n/a	n/a
	40,000	10,000	n/a	15.0750	April 16, 2014	n/a	n/a	n/a	n/a
	32,400	21,600	n/a	18.3950	April 12, 2015	n/a	n/a	n/a	n/a
	26,400	39,600	n/a	26.8050	May 24, 2016	n/a	n/a	n/a	n/a
	12,800	51,200	n/a	34.5500	May 24, 2017	n/a	n/a	n/a	n/a
	0	66,000	n/a	45.9500	May 22, 2018	n/a	n/a	n/a	n/a

(1)
All options currently outstanding vest at a rate of 20% per year over the first five years of the ten-year option term, subject to certain exceptions. Vesting of all unvested options would be accelerated upon death or disability of the option awardee. Vesting for all option grants made prior to 2007 would be accelerated automatically upon retirement at age 65. The Compensation Committee of the Board of Directors has the discretion to allow continued vesting of other unvested options following termination of employment due to retirement at age 65 or older or following termination of employment due to retirement at age 55 or older with at least ten (10) years of employment with the Company. Vesting stops immediately and all such unvested options are automatically forfeited upon termination of active employment under most other termination situations.

(2)
No stock awards are contemplated or provided for under the Company's stock option plans or any other plan administered by the Company.

OPTIONS EXERCISED AND STOCK VESTED FOR THE 2008 FISCAL YEAR

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

M.H. Loeffler	868,000	33,252,711	n/a	n/a
D.G. Reardon	223,648	8,750,681	n/a	n/a
R.A. Norwitt	0	0	n/a	n/a
G.A. Anderson	0	0	n/a	n/a
L. Walter	0	0	n/a	n/a

(1)
All shares acquired on exercise of option awards for the 2008 fiscal year were immediately sold by Mr. Loeffler and Ms. Reardon.

(2)
No stock awards are contemplated or provided for under the Company's stock option plans or any other plan administered by the Company.

 PROPOSAL 4. RATIFY AND APPROVE THE 2009 STOCK PURCHASE AND OPTION PLAN
FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES

        The Fourth Amended 2000 Option Plan (the "2000 Option Plan") by its terms expires on June 5, 2010. There are currently 3,868,320 shares reserved for the future award of options under the 2000 Option Plan. If stockholders approve The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2009 Option Plan"), no further option grants will be made under the 2000 Option Plan.

        In January 2009, the Board of Directors approved the 2009 Option Plan which, subject to stockholder approval of the 2009 Option Plan, will replace the 2000 Option Plan. The number of shares available for option grants under the 2009 Option Plan shall be 16,000,000 shares.

        The purpose of the 2009 Option Plan, like the 2000 Option Plan, is to enable key employees of the Company and its subsidiaries to obtain or to increase a proprietary interest in the Company and thus share in the anticipated future growth and success of the Company's business. The 2009 Option Plan is also intended to continue to attract and retain outstanding employees and to continue to maintain and promote a closer and stronger identity of interests between key employees of the Company and its subsidiaries and stockholders.

        The terms of the 2009 Option Plan are substantially identical to the terms of the 2000 Option Plan. No restricted stock awards, stock appreciation rights ("SARs"), dividend equivalent rights, performance units, performance shares or any other stock based grants are contemplated by or provided for under the 2009 Option Plan. The 2009 Option Plan specifically provides that the Board of Directors may amend, suspend or terminate the 2009 Option Plan except that no such action, other than an action under Paragraph 8 or 9 of the 2009 Option Plan, may be taken which would, without stockholder approval, increase the aggregate number of shares subject to grants under the 2009 Option Plan, decrease the exercise price of outstanding options, cancel outstanding options in exchange for cash, other awards, or options with an exercise price that is less than the exercise price of the original options, change the requirements relating to the Compensation Committee of the Board (the "Compensation Committee") or extend the term of the 2009 Option Plan. Approval of the 2009 Option Plan will allow the Company to continue to provide appropriate longer term incentive compensation to key employees. A complete copy of the 2009 Option Plan is attached to this Proxy Statement as Annex C. If the 2009 Option Plan is approved by stockholders, it will become effective May 20, 2009 and no additional option awards will be made under the 2000 Option Plan. Unless terminated earlier by the Company's Board of Directors, the 2009 Option Plan will be terminated on May 19, 2019.

        The 2009 Option Plan, like the 2000 Option Plan, will be administered by the Compensation Committee. The Compensation Committee will consider recommendations of the Executive Chairman, the Chief Executive Officer and/or other senior management employees of the Company and shall determine those employees eligible to receive options, the number and the terms and conditions of each option grant, the form of the option grant and any conditions on the exercise of any option award. Only non-qualified stock options ("NQO's"), as defined in Section 422 of the Internal Revenue Code (the "Code"), and Purchase Stock, as defined in the 2009 Option Plan, may be granted under the 2009 Option Plan. A copy of the 2009 Non-Qualified Stock Option Grant Agreement is attached to this Proxy Statement as Annex D.

        Employees to whom options are granted under the 2009 Option Plan, like employees to whom options were granted under the 2000 Option Plan, will be required to enter into a Management Stockholder's Agreement with the Company (the form of which shall be approved by the Compensation Committee). A complete copy of the Management Stockholder's Agreement is attached to this Proxy Statement as Annex E.

        Options awarded under the 2009 Option Plan shall, like options awarded under the 2000 Option Plan, vest in 20% annual increments over a period of five years from the date of grant, with certain limited exceptions related to the death or disability of the option awardee. Options awarded under the 2009 Option Plan may not have an option exercise price less than the closing price of the Company's Common Stock as reported by the New York Stock Exchange on the date the option is granted.

        The granting of NQO's to an optionee will not result in taxable income to the optionee or a deduction in computing the income tax liability of the Company. The granting of NQO's will result in an accounting charge to the earnings of the Company. Upon exercise of NQO's, the excess of the fair market value of the shares acquired over the option price paid is (a) taxable to the option holder as ordinary income and (b) deductible by the Company in computing the Company's income tax liability, subject to the satisfaction of applicable tax withholding requirements and general rules related to reasonableness of compensation.

        As of March 31, 2009, there were 3,868,320 shares and 260,000 shares remaining available for issue under the 2000 Option Plan and the Directors' Stock Option Plan approved by stockholders in 2004, respectively, and the Company had outstanding awards totaling 10,912,934 options under such plans with a weighted average exercise price of $25.81 and a weighted average contractual term of 6.45 years and no full-value awards. The Company will not grant any additional awards under the 2000 Option Plan between March 31, 2009 and the date of the 2009 Annual Meeting of Stockholders. If approved by stockholders, the 2009 Option Plan will effectively replace the 2000 Option Plan and no further awards will be granted under the 2000 Option Plan.

        The 2009 Option Plan is hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the shares present or presented and entitled to vote at the 2009 Annual Meeting of Stockholders will be necessary to approve the 2009 Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE 2009 STOCK PURCHASE AND OPTION PLAN
FOR KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES

 PENSIONS AND DEFERRED COMPENSATION

Pension Plan

        Pension Plan Background.     Through December 31, 2006, the only retirement benefit funded by the Company was its pension plan. Prior to 1998, the Company and its U.S. domestic subsidiaries maintained eight separate defined benefit pension plans covering substantially all U.S. employees of Amphenol Corporation and its U.S. subsidiaries. Effective December 31, 1997, these pension plans were merged into the Pension Plan for Employees of Amphenol Corporation (the "Plan"). The prior formulas for calculating pension benefits for employees from different operations were retained in different sections of the Plan. All the named executive officers participate in and their pension benefits are calculated under the Amphenol Plan Section, the LPL Plan Section, or the Sidney Salaried Plan Section of the Plan.

        In 2006, the Company amended the Plan by freezing accruals effective December 31, 2006 for certain personnel (referred to herein as the "non-grandfathered participants"). Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan for these non-grandfathered participants. Prior to 2007, the Company did not make any contributions to the Amphenol 401(k) Plan and the Company did not have a related non-qualified supplemental defined contribution plan.

        Non-grandfathered participants are salaried employees of Amphenol Corporation or one of its subsidiaries participating in the Plan who are not "grandfathered participants". "Grandfathered participants" are all salaried personnel of Amphenol Corporation or its subsidiaries participating in the Plan who as of December 31, 2006 were either: (i) age 50 or older with 15 or more years of service or (ii) who had 25 or more years of service. Of the five named executive officers, Messrs. Loeffler and Anderson are the only grandfathered participants. Ms. Reardon and Messrs. Norwitt and Walter are non-grandfathered participants.

        Grandfathered participants, including Messrs. Loeffler and Anderson, will continue to accrue incremental benefits under the Plan and the related Supplemental Employee Retirement Plan (the "SERP") (See Supplemental Employee Retirement Plan on page 42) and will continue to be eligible to participate in the Amphenol 401(k) plan with no employer contributions. Additional benefit accruals for non-grandfathered participants in the Plan ceased effective January 1, 2007. The Plan freeze for non-grandfathered participants does not affect any retirement benefit earned by such non-grandfathered participants under the Plan prior to January 1, 2007.

        The Company has a policy that prohibits granting extra years of credited service under the Plan.

        General Provisions of the Plan for Salaried Employees.     The Plan provides for annual pensions to certain salaried employees who complete five years of service with the Company. The normal retirement date under the Plan is the first day of the month following a participant's 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant's 55th birthday and completion of ten years of service, however, a participant's normal retirement benefit is reduced by as much as 50% if payment of retirement benefits commences upon early retirement. Retirement benefits are paid in the form of a life annuity (generally a reduced joint and survivor annuity for married participants).

        Mr. Loeffler's Retirement Benefit Assuming He Elects Early Retirement.     Mr. Loeffler meets the age and service requirements for early retirement under the Plan. If Mr. Loeffler were to have elected early retirement as of December 31, 2008, he could have elected to receive his accrued benefit starting at age 65 or a reduced benefit commencing as of his retirement date. The reduced benefit would be equal to the benefit that would otherwise be payable at his normal retirement date ($7,654 per month payable from the Plan and $17,647 per month payable from the SERP), reduced by 1/180th for each month by which Mr. Loeffler's hypothetical early retirement date precedes his normal retirement date (i.e. 10 months). Using this formula, Mr. Loeffler's early retirement benefit if he had elected early retirement as of

December 31, 2008 would have been $7,229 per month payable from the Plan and $16,667 per month payable from the SERP.

        Mr. Anderson's Retirement Benefit Assuming He Elects Early Retirement.     Mr. Anderson meets the age and service requirements for early retirement under the Plan. If Mr. Anderson were to have elected early retirement as of December 31, 2008, he could have elected to receive his accrued benefit starting at age 65 or a reduced benefit commencing as of his retirement date. The reduced benefit would be equal to the benefit that would otherwise be payable at his normal retirement date ($8,847 per month payable from the Plan and $15,032 per month payable from the SERP), reduced by 1/180th for each of the first 60 months and by 1/360th for each of the months more than 60 by which Mr. Anderson's hypothetical early retirement date precedes his normal retirement date (i.e. 83 months). Using this formula, Mr. Anderson's early retirement benefit if he had elected early retirement as of December 31, 2008 would have been $5,333 per month payable from the Plan and $9,061 per month payable from the SERP.

        Details About the Amphenol Plan Section.     The Company is required to make all contributions necessary to provide benefits payable under the Amphenol Plan Section of the Plan. No participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the Amphenol Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, excluding bonuses and incentive plan payments, during any five consecutive years of service with the Company or its participating divisions or affiliates during the ten calendar years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the Amphenol Plan Section of the Plan is equal to the greater of: (i) 1.1% of the participant's final average pensionable compensation multiplied by the participant's years of credited service or (ii) 1.8% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 30. In 2008, Messrs. Loeffler and Norwitt were the only named executive officers in the Amphenol Plan Section of the Plan, although Mr. Norwitt's benefit was frozen as of December 31, 2006.

        Details About the LPL Plan Section.     Prior to January 1, 2000, participants in the LPL Plan Section of the Plan were required to make contributions to the Plan. Since January 1, 2000, no participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the LPL Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, including bonuses and incentive plan payments, during any five consecutive years of service with the Company and its participating divisions or affiliates during the ten years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the LPL Plan Section of the Plan is equal to 2% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 less 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25. In 2008, Ms. Reardon and Mr. Walter were the only named executive officers in the LPL Plan Section of the Plan, although each of their benefits was frozen as of December 31, 2006.

         Details About the Sidney Plan Salaried Section.     The Company is required to make all contributions necessary to provide benefits payable under the Sidney Salaried Section of the Plan. No participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the Sidney Salaried Section of the Plan as twelve times the participant's highest average monthly total compensation from the Company and its participating divisions or affiliates, including bonuses and incentive plan payments, during any sixty consecutive months of service with the Company and its participating divisions or affiliates during the 120 months of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the Sidney Salaried Section of the Plan is equal to the greater of: (i) 2.0% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (0.5% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25 or (ii) $8 plus 0.75% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 30. In 2008, Mr. Anderson was the only named executive officer in the Sidney Salaried Section of the Plan.

        Supplemental Employee Retirement Plan.     Section 415 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $185,000 in 2008 and $195,000 in 2009. Section 401(a)(17) of the Internal Revenue Code currently limits the amount of compensation taken into account under a tax-qualified plan to $230,000 in 2008 and $245,000 in 2009. These limitations continue to be subject to future adjustment. The Company sponsors a SERP which formally provides for the payment of the portion of an annual pension which cannot be paid from the Plan as a result of the Internal Revenue Code limitations described above. Final average pensionable compensation under the SERP, however, is limited to 3.33 times the Section 401(a)(17) limitation beginning with 2007 pensionable compensation ($500,000 for years before 2007).

 Pension Benefits for the 2008 Fiscal Year

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

M.H. Loeffler	Pension Plan for Employees of Amphenol Corporation—Amphenol Plan Section	35.0	857,600	0

	Amphenol Corporation Supplemental Employee Retirement Plan	35.0	1,954,300	0

D.G. Reardon	Pension Plan for Employees of Amphenol Corporation—LPL Plan Section	17.5	270,200	0

	Amphenol Corporation Supplemental Employee Retirement Plan	17.5	248,800	0

R.A. Norwitt(3)	Pension Plan for Employees of Amphenol Corporation—Amphenol Plan Section	3.0	21,000	0

	Amphenol Corporation Supplemental Employee Retirement Plan	3.0	6,700	0

G.A. Anderson	Pension Plan for Employees of Amphenol Corporation—Sidney Salaried Plan Section	34.3	689,000	0

	Amphenol Corporation Supplemental Employee Retirement Plan	34.3	1,147,300	0

L. Walter(4)	Pension Plan for Employees of Amphenol Corporation—LPL Plan Section	8.0	122,500	0

	Amphenol Corporation Supplemental Employee Retirement Plan	8.0	135,200	0

(1)
Computed as of December 31, 2008, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2008 financial statements. Credited service was frozen as of December 31, 2006 for Ms. Reardon and Messrs. Norwitt and Walter.

(2)
Calculation of present value reflects FASB Statement No. 87 expense assumptions described in Note 7—Benefit Plans and Other Postretirement Benefits to the Consolidated Financial Statements to the Company's 2008 Annual Report on Form 10-K.

(3)
Although as of December 31, 2008 Mr. Norwitt had been employed with the Company or its subsidiaries for 10.0 years, he has only 3.0 years of credited service in the Plan and the SERP. Prior to becoming employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Norwitt was employed by Amphenol East Asia Limited, a Hong Kong subsidiary of the Company.

(4)
Although as of December 31, 2008 Mr. Walter had been employed with the Company or its subsidiaries for approximately 25 years, he has only 8.0 years of credited service in the Plan and the SERP. Prior to becoming employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Walter was employed by Amphenol Socapex SAS, a French subsidiary of the Company.

        Pension Plan and 401(k) Plan Changes.     Prior to December 31, 2006, none of the named executive officers participated in a non-qualified defined contribution or other deferred compensation plan. Prior to December 31, 2006, all salaried personnel of Amphenol Corporation and its subsidiaries which participate in the Plan had a retirement income program consisting of: (i) eligibility to participate in the Plan and (ii) the Company's qualified 401(k) savings plan, for which the Company did not make any contributions (the "Amphenol 401(k) Plan").

        In 2006, the Company amended this retirement income program by freezing accruals under the Plan effective December 31, 2006 for non-grandfathered participants and simultaneously implementing employer contributions to the Amphenol 401(k) Plan for non-grandfathered participants. Grandfathered participants continue to accrue incremental benefits under the Plan and to be eligible to participate in the Amphenol 401(k) plan with no employer contributions to the Amphenol 401(k) Plan.

        As part of these changes to the retirement income program, commencing January 1, 2007, non-grandfathered participants, including Ms. Reardon and Messrs. Norwitt and Walter, are provided a Company contribution to their Amphenol 401(k) Plan accounts equal to 2% of their covered earnings. No employee contribution is required for this 2% Company contribution. In addition, the Company will match 100% of the non-grandfathered employee's first 3% contribution to his or her Amphenol 401(k) Plan account, including Ms. Reardon and Messrs. Norwitt and Walter.

        The Company also sponsors a non-qualified supplemental defined contribution plan, or DC SERP, effective January 1, 2007. Under the DC SERP, non-grandfathered participants, including Ms. Reardon and Messrs. Norwitt and Walter, are credited with a 5% employer allocation under the DC SERP on compensation in excess of the maximum amount that may be taken into account under the Amphenol 401(k) Plan. Compensation for this purpose is limited to 6.66 times the Section 401(a)(17) limit. Eligible employees, including Ms. Reardon and Messrs. Norwitt and Walter, are also permitted to defer a portion of compensation in excess of the maximum amount that he or she is allowed to defer into his or her Amphenol 401(k) Plan account into his or her DC SERP account.

Nonqualified Deferred Compensation for the 2008 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

M.H. Loeffler	n/a	n/a	n/a	n/a	n/a
D.G. Reardon	35,990	30,913	(45,808)	n/a	79,785
R.A. Norwitt	17,446	27,800	(23,547)	n/a	49,107
G.A. Anderson	n/a	n/a	n/a	n/a	n/a
L. Walter	0	16,738	(4,788)	n/a	24,801

(1)
The amounts in the column titled "Registrant Contributions in Last Fiscal Year" reflect the Company's allocation to the DC SERP for the benefit of Ms. Reardon and Messrs. Norwitt and Walter, respectively, and are included in the amounts in the table "All Other Compensation" under footnote (5) on page 31 and in the Summary Compensation Table on page 30. Mr. Loeffler and Mr. Anderson are not eligible to participate in the DC SERP.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The amount of compensation that may be payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown on the tables on pages 46 to 48. The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would have been paid out to the named executive officers in connection with their termination. The actual amounts to be paid out can only be determined in the event of and at the time of such executive's separation from the Company.

        Payments Made Upon Termination.     Regardless of the manner in which a named executive officer's employment is terminated, she or he is entitled to receive amounts earned during her or his term of employment. Such amounts might include:

  •
  unused vacation pay;

  •
  amounts accrued and vested through the Company's retirement plans;

  •
  statutory entitlements; and

  •
  non-equity incentive compensation relating to the fiscal year.

        Payments Made Upon Normal Retirement.     In the event of normal retirement at age 65 of any employee, including a named executive officer, in addition to the items identified above, she or he will immediately vest in all options awarded prior to 2007. The Board has the discretion to decide if options awarded after 2006 will continue to vest following normal retirement at age 65 or upon retirement at age 55 with more than 10 years of service.

        Payments Made Upon Death or Disability.     In the event of the death or disability of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, she or he will receive benefits under the Company's disability plan and/or payments under the Company's Group Term Life Insurance plan, as appropriate. In the event of death or disability as defined in the Company's Option Plans, she or he will also immediately vest in all outstanding options.

        Payments Made Upon a Change in Control.     Immediately prior to a change in control, all outstanding options held by any employee, including a named executive officer, immediately vest and become exercisable. A change in control is deemed to occur if there is a sale of all or substantially all of the assets of the Company or there is an acquisition of more than 50% of the Common Stock of the Company by a person or group.

        Health Care Benefits.     The Company does not currently offer any employee, including any named executive officers, any enhanced health care benefits on termination for any reason.

        The table below and the tables on pages 47 and 48 show the potential payments that would have been made to each of the named executive officers upon termination or a change of control of the Company if such event were to have occurred on December 31, 2008.

Martin H. Loeffler Benefits and Payments upon Separation	Voluntary Termination ($)		Early Retirement ($)		Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)		Death ($)

Severance payment(1)	3,094,125	(2)	3,094,125	(2)	0	3,094,125	0	3,094,125	3,094,125	(2)	0
Relocation expenses(3)	80,000	(2)	80,000	(2)	0	80,000	0	80,000	80,000	(2)	0
Minimum annual bonus(4)	30,000		30,000		30,000	30,000	0	30,000	30,000		30,000
Incentive plan compensation(5)	947,750		947,750		947,750	947,750	0	947,750	947,750		947,750
Pay for covenant not to compete(6)	1,115,000		1,115,000		1,115,000	1,115,000	1,115,000	1,115,000	1,115,000		0
Accrued vacation pay	107,212		107,212		107,212	107,212	107,212	107,212	107,212		107,212
Company funded disability(7)	0		0		0	0	0	0	557,500		0
Vesting of stock options(8)	0		0		1,606,000	1,606,000	0	1,606,000	1,606,000		1,606,000

(1)
Pursuant to a July 28, 1987 employment letter agreement with the Company, upon involuntary termination or mutually agreed termination, Mr. Loeffler would be entitled to severance pay equal to the sum of eighteen months of his base salary plus bonus. Severance payment amounts were calculated based on Mr. Loeffler's 2008 base salary and incentive plan compensation. Mr. Loeffler's annual base salary was reduced to $800,000 when he became Executive Chairman of the Company in January 2009.

(2)
The Company's obligation to pay this amount would be contingent upon Mr. Loeffler and the Company mutually agreeing on the termination of Mr. Loeffler's employment.

(3)
Pursuant to his July 28, 1987 employment letter agreement with the Company, upon involuntary termination or mutual termination, Mr. Loeffler would be entitled to certain relocation expenses to Austria if he elects to relocate to Austria within six months of the termination of his employment. The potential cost to the Company of this benefit is estimated to be approximately $80,000.

(4)
Pursuant to his July 28, 1987 employment letter agreement with the Company, Mr. Loeffler is entitled to a minimum annual bonus of $30,000 per annum. This amount would not be separately paid if Mr. Loeffler were paid incentive plan compensation.

(5)
This is the amount actually paid to Mr. Loeffler in January 2009 pursuant to the 2008 Management Incentive Plan. Assuming a termination event as of December 31, 2008, this amount would only have been paid upon approval by the Compensation Committee.

(6)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments would be made in the form of salary continuation.

(7)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $557,500 assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period. Mr. Loeffler's annual base salary was reduced to $800,000 when he became Executive Chairman of the Company in January 2009.

(8)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2008, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2008, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008. Mr. Loeffler did not receive any option awards in 2008.

Diana G. Reardon Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	301,400	301,400	301,400	301,400	0	301,400	301,400	301,400
Pay for covenant not to compete(2)	548,000	548,000	548,000	548,000	548,000	548,000	548,000	0
Accrued vacation pay	42,154	42,154	42,154	42,154	42,154	42,154	42,154	42,154
Company funded disability(3)	0	0	0	0	0	0	274,000	0
Vesting of stock options(4)	0	0	387,900	387,900	0	387,900	387,900	387,900

(1)
This is the amount actually paid to Ms. Reardon in January 2009 pursuant to the 2008 Management Incentive Plan. Assuming a termination event as of December 31, 2008, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $274,000 is based on Ms. Reardon's 2008 end of year base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2008, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2008, including all options awarded in 2008, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008.

R. Adam Norwitt Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	337,500	337,500	337,500	337,500	0	337,500	337,500	337,500
Pay for covenant not to compete(2)	600,000	600,000	600,000	600,000	600,000	600,000	600,000	0
Accrued vacation pay	46,154	46,154	46,154	46,154	46,154	46,154	46,154	46,154
Company funded disability(3)	0	0	0	0	0	0	300,000	0
Vesting of stock options(4)	0	0	116,168	116,168	0	116,168	116,168	116,168

(1)
This is the amount actually paid to Mr. Norwitt in January 2009 pursuant to the 2008 Management Incentive Plan. Assuming a termination event as of December 31, 2008, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Norwitt's annual base salary at December 31, 2008 was $600,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $300,000 is based on Mr. Norwitt's annual base salary at December 31, 2008 and assumes the maximum possible amount is paid, i.e. 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2008, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2008, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008.

Gary A. Anderson Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	186,564	186,564	186,564	186,564	0	186,564	186,564	186,564
Pay for covenant not to compete(2)	424,000	424,000	424,000	424,000	0	424,000	424,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	212,000	0
Vesting of stock options(4)	0	0	268,583	268,583	0	268,583	268,583	268,583

(1)
This is the amount actually paid to Mr. Anderson in January 2009 pursuant to the 2008 Management Incentive Plan. Assuming a termination event as of December 31, 2008, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $212,000 is based on Mr. Anderson's 2008 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2008, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2008, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008.

Luc Walter Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance Payment(1)	0	0	0	445,471	0	445,471	0	0
Incentive Plan compensation(2)	269,510	269,510	269,510	269,510	0	269,510	269,510	269,510
Pay for covenant not to compete(3)	445,471	445,471	445,471	445,471	445,471	445,471	445,471	0
Accrued vacation pay	27,846	27,846	27,846	27,846	27,846	27,846	27,846	27,846
Company funded disability(4)	0	0	0	0	0	0	222,735	0
Vesting of stock options(5)	0	0	209,686	209,686	0	209,686	209,686	209,686

(1)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, Mr. Walter would be entitled to a lump sum severance pay equal to base compensation paid in the last twelve months.

(2)
This is the amount actually paid to Mr. Walter in January 2009 pursuant to the 2008 Management Incentive Plan. Assuming a termination event as of December 31, 2008, this amount would only have been paid upon approval by the Compensation Committee.

(3)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(4)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $222,735 is based on Mr. Walter's 2008 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(5)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2008, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2008, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $23.98 on December 31, 2008.

 STOCKHOLDER PROPOSALS

        Any stockholder desiring to include a proposal in the Company's 2010 Proxy Statement must submit such proposal to the Company. Such proposals must be received by the Company no later than the close of business on December 28, 2009 and must satisfy the requirements under the applicable rules of the SEC. If mailed, proposals should be sent by Certified Mail—Return Receipt Requested to the attention of the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        Under the current rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company's Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

        The Company's By-laws require that the Company should have received written notice of any proposals which stockholders intended to present at the 2009 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), not less than 60 and no more than 90 days prior to the meeting. Accordingly, any such notice should have been received by the Company no earlier than February 20, 2009 and no later than March 22, 2009.

GENERAL AND OTHER MATTERS

        At the date of this Proxy Statement, the Company knows of no business that will be brought before the 2009 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

        All costs of the solicitation of proxies will be borne by the Company including the expense of preparing, printing and mailing this Proxy Statement. The Company has engaged the firm of Georgeson Shareholder Communications, Inc. to assist in the distribution of this Notice of 2009 Annual Meeting and Proxy Statement and will pay Georgeson its out-of-pocket expenses for such services. Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation. The Company historically has not otherwise engaged any third party to assist in the solicitation of proxies and has no current intention to do so in connection with the 2009 Annual Meeting of Stockholders.

        The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company's 2008 Annual Report, including financial statements. Written requests for additional copies should be directed to: Controller, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Company's 2008 Annual Report, including financial statements, is also available from the Company's website at www.amphenol.com by clicking on "Investors" and then "Financial Reports".

        In addition, printed copies of the Company's most current Governance Principles, its Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors will be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Principles, Code and Charters are also available from the Company's website at www.amphenol.com by clicking on "Investors", then "Governance", then the desired Principles, Code or Charter.

        PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED
IN THE UNITED STATES.

By Order of the Board of Directors,
Edward C. Wetmore
Secretary

April 27, 2009

ANNEX A
COMPENSATION COMMITTEE CHARTER

1.    PURPOSE

        The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence to the compensation philosophies and objectives of Amphenol Corporation (the "Company") and its subsidiaries. In allocating the Company's resources towards compensation, the Committee strives to manage the tension between ensuring that the total compensation paid to executive officers and key management employees is judicious and reasonable, while also capable of attracting, retaining and motivating the executive officers and key management employees. A primary goal of these philosophies and objectives is to align the interests of management with stockholders to drive stockholder value.

        The Compensation Committee is responsible for the Compensation Discussion & Analysis and the Compensation Committee Report included in the Company's Annual Proxy Statement. The Committee shall review and discuss the Compensation Discussion & Analysis with management each year prior to its inclusion in the Company's Annual Proxy Statement.

2.    MEMBERSHIP AND ORGANIZATION

        The Compensation Committee shall be comprised of three directors, each of whom shall be determined under the Listing Standards of the New York Stock Exchange to be independent. Committee members may be appointed and removed at the discretion of the Board. The Committee has the authority to retain independent compensation consultants, counsel, accountants and other advisors at the expense of the Company. The Committee will meet, with or without members of management present, whenever they deem such meetings or sessions necessary and appropriate.

3.    RESPONSIBILITIES

        Specifically, the Compensation Committee has responsibility, from time to time, but at least annually, to:

  o
  Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries;

  o
  Review and approve changes as necessary and appropriate to the Company's Executive Incentive Plan, the Company's annual Management Incentive Plan and the Company's Stock Option Plan. The Company's Executive Incentive Plan and the Company's annual Management Incentive Plan are collectively hereinafter referred to as the "incentive plan".

  o
  Review and approve the goals and the performance of the Company's Chief Executive Officer and the Company's Executive Chairman and approve, as deemed necessary and appropriate, any corresponding changes in base salary and bonus target. Approve any incentive plan payments and/or option awards to the Company's Chief Executive Officer and the Company's Executive Chairman;

  o
  Review and approve recommendations from the Company's Chief Executive Officer and the Company's Executive Chairman related to any incentive plan pool, any incentive plan allocations, any stock option pool, any stock option awards and any related matters for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries;

  o
  Review and approve recommendations from the Company's Chief Executive Officer and the Company's Executive Chairman related to specific adjustments to individual compensation for all

A-1

    other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries whose proposed annual base salary exceeds US$200,000.

4.    OTHER

        The Compensation Committee shall make regular reports of its recommendations and actions to the full Board. The Compensation Committee shall review the adequacy of this Charter at least annually and recommend, as necessary, proposed changes to the full Board for approval. The Compensation Committee shall perform a self-evaluation at least annually and report its findings to the full Board. The Compensation Committee shall perform such other activities which it deems necessary or appropriate provided such activities are consistent with the intent of this Charter, the Company's Certificate of Incorporation, By-Laws, and Corporate Governance Principles.

A-2

ANNEX B
THE 2009 AMPHENOL EXECUTIVE INCENTIVE PLAN

        1.    Purpose.    Amphenol Corporation (the "Company") has established the 2009 Amphenol Executive Incentive Plan (the "Executive Incentive Plan") to provide incentive compensation in the form of a cash bonus incentive award ("Award") to eligible Employees. The Executive Incentive Plan is effective as of January 1, 2009.

        2.    Administration.    The Executive Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the power, right and duty to interpret, construe and administer the provisions of the Executive Incentive Plan. All decisions, actions or interpretations of the Committee, including decisions, actions or interpretations regarding eligibility to participate and grant of Awards, shall be final, conclusive and binding upon all of the parties. The Company shall indemnify and hold harmless the Committee and its members to the extent allowed under applicable law against all claims, liabilities, fines and penalties and all expenses reasonably incurred by or imposed upon the Committee or any of its members (including, but not limited to, reasonable attorney's fees) which arise as a result of its or their good faith actions or failure to act in connection with the operation and administration of the Executive Incentive Plan. The Company shall pay all costs associated with the administration of the Executive Incentive Plan.

        3.    Employee.    Subject to such additional limitations or restrictions as the Committee may impose, the term "Employee" shall mean persons who are employed by the Company and its subsidiaries.

        4.    Calculation of Incentive Awards.    Eligible Employees of the Company, including the top five most highly compensated employees, will have awards under the Executive Incentive Plan primarily determined by performance against quantitative measures established at the beginning of each plan year. In addition, consideration will be given, when appropriate, to certain quantitative factors as further described below. The quantitative portion of the Executive Incentive Plan is based on a formula that considers the Company's achievement and/or each group's achievement and/or each operating unit's achievement and/or each individual's achievement of performance targets and/or goals. The targets and/or goals include revenue, operating income, operating cash flow, return on investment, return on sales, organic growth and contribution to growth in earnings per share ("EPS"). Quantitative factors considered in the formula include accomplishment against budget, balance sheet management including cash flow, new market/new product positioning, operating unit and group contribution to total Company performance, and/or other specific individual objectives impacting Company performance, customer satisfaction, cost reductions, productivity improvement and quality management.

        Results of the formula are then applied against a target bonus which is expressed as a fixed percentage of base salary paid. The maximum payment to an eligible employee for any performance period is two times the target bonus. The maximum Award any eligible Employee may receive under the Executive Incentive Plan for any performance period is $4.0 million. The performance period will be the fiscal year of the Company. The Committee may adjust performance based payments if unusual and unanticipated market conditions materially impact the Company's or an operating unit's growth and/or performance. The Committee has sole discretion to determine when such an adjustment should be made.

        5.    Cash Bonus Incentive Award.    Awards are intended to provide payment of additional compensation to an Employee as determined by the Committee in its sole discretion. The Committee may grant Awards to Employees only. Any Award shall be paid as soon as practicable upon the Committee's determination to make such Award but in no event no later than ninety (90) calendar days following the end of the Plan year.

        6.    Unfunded Plan; No Interest in Company Assets.    No Employee or other person shall have any right, title or interest in any Award prior to the payment thereof or in any property of the Company. All Awards shall be paid from the general assets of the Company. To the extent that any Employee, former

B-1

Employee, or any other person acquires a right to receive an Award or payment of an Award under the Executive Incentive Plan, such right shall be no greater than the right of a general unsecured creditor of the Company. Nothing contained in the Executive Incentive Plan, and no actions taken in operation of the Executive Incentive Plan, shall create or be construed to create a trust of any kind, require the segregation or set aside of any funds or other property for the purposes of paying any amounts under the Executive Incentive Plan or create a fiduciary relationship between the Company and any Employee, former Employee or any other person.

        7.    No Alienation of Benefits.    Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, Awards shall not be assignable or transferable, either voluntarily or involuntarily, and, during the lifetime of the Employee, payment of an Award shall be made only to the Employee.

        8.    Withholding for Taxes.    Notwithstanding any other provision of the Executive Incentive Plan, the Company reserves the right to withhold from any Award such amount or amounts as may by required for purposes of complying with the tax withholding provisions of the Internal Revenue Code of 1986, as amended, any state's income tax act or any applicable similar local, foreign or other laws.

        9.    Amendment and Termination.    The Committee has the right to amend, suspend, modify or terminate the Executive Incentive Plan in whole or in part and for any reason and without the consent of the Employees. No amendment, suspension, modification or termination of any provision of the Executive Incentive Plan shall change the terms and conditions of any Award to which an Employee has otherwise become entitled under the provisions of the Executive Incentive Plan without the Employee's consent.

        10.    Governing Law.    The Executive Incentive Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

        11.    Non-ERISA Plan.    The Executive Incentive Plan is intended to be a cash bonus plan and is not intended to be an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

        12.    No Right to Continued Employment.    Nothing contained in the Executive Incentive Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee to be continued in the employment of the Company or any subsidiary, or as a limitation of the rights of the Company or any subsidiary to discharge any of its Employees, with or without cause, or as to affect or enlarge the employment rights, if any, of any Employee.

B-2

ANNEX C
THE 2009 STOCK PURCHASE AND OPTION PLAN FOR
KEY EMPLOYEES OF AMPHENOL AND SUBSIDIARIES

1.    Purpose of Plan

        The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Plan") is designed:

        (a)   to promote the long term financial interests and growth of Amphenol Corporation (the "Corporation") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

        (b)   to motivate management personnel by means of growth-related incentives to achieve long range goals;

        (c)   to further the alignment of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation; and

        (d)   to create competitive levels of compensation for management personnel.

2.    Definitions

        As used in the Plan, the following words shall have the following meanings:

        (a)   "Board of Directors" means the Board of Directors of the Corporation.

        (b)   "Code" means the Internal Revenue Code of 1986, as amended.

        (c)   "Committee" means the Compensation Committee of the Board of Directors.

        (d)   "Common Stock" or "Share" means Class A Common Stock of the Corporation which may be authorized but unissued, or issued and reacquired.

        (e)   "Key Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

        (f)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (g)   "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

        (h)   "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of a Non-Qualified Stock Option or Purchase Stock or a combination thereof. A "Grant" shall not include an award of stock appreciation rights, dividend equivalent rights, restricted stock, performance units, performance shares or any other stock-based grants.

        (i)    "Grant Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

        (j)    "Management Stockholder's Agreement" means an agreement between the Corporation and a Participant that sets forth the terms and conditions and limitations applicable to any Shares purchased pursuant to this Plan

        (k)   "Option" means an option to purchase shares of the Common Stock which will not be an "incentive stock option" (within the meaning of Section 422 of the Code).

        (l)    "Participant" means a Key Employee, or other person having a unique relationship with the Corporation or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, that a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.

        (m)  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    Administration of Plan

        (a)   The Plan shall be administered by the Committee. None of the members of the Committee shall be eligible to be selected for Grants under the Plan, or have been so eligible for selection within one year prior thereto; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

        (b)   The Committee may delegate to the Chief Executive Officer and/or the Executive Chairman and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

        (c)   The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.    Eligibility

        The Committee may from time to time make Grants under the Plan to such Key Employees, of the Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of the Corporation or any of its Subsidiaries. The terms, conditions and limitations of each Grant under the Plan shall be set forth in an Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan and, if applicable, the Management Stockholder's Agreement.

5.    Grants

        From time to time, the Committee will determine the forms and amounts of Grants for Participants which grants may only include Non-Qualified Stock Options and/or Purchase Stock as set forth below. Such Grants may take the following forms in the Committee's sole discretion:

        (a)    Non-Qualified Stock Options—These are options to purchase Common Stock which are not designated by the Committee as incentive stock options. At the time of the Grant the Committee shall determine, and shall include in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the

Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Paragraph 5(b) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a): (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than the closing price of the Common Stock as reported by the New York Stock Exchange on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock including Common Stock acquired upon the simultaneous exercise of a vested option, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and of any applicable guidelines of the Committee in effect at the time.

        (b)    Purchase Stock—Purchase Stock refers to shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which will make him eligible to receive under the Plan, including, but not limited to, Non-Qualified Stock Options; provided, however, that the price of such Purchase Shares may not be less than the closing price of the Common Stock as reported by the New York Stock Exchange on the date such shares of Purchase Stock are offered.

6.    Limitations and Conditions

        (a)   The number of Shares available for Grants under this Plan shall be 16,000,000 Shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Option Grants under this Plan to any one Participant shall not be more than 3,000,000 Shares. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for new Grants.

        (b)   No Grants shall be granted under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants granted on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is granted or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant or purchase consistent with the terms of the Management Stockholders' Agreement.

        (c)   Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

        (d)   Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

        (e)   Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

        (f)    No election as to benefits or exercise of Options or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

        (g)   Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        (h)   Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the

Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.    Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8.    Adjustments

        In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and exercise prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

9.    Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

        In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the Grant of any Option, the Committee may provide that such Option cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of 80% or more of the Corporation's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation (a "Transaction"), and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such event.

10.    Amendment and Termination

        The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

        The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares subject to Grants under the Plan, decrease the exercise price of outstanding Options, cancel outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original option Grant, change the requirements relating to the Committee or extend the term of the Plan.

        Without limiting the generality of the foregoing, the Plan shall not be materially amended without stockholder approval.

11.    Foreign Options and Rights

        The Committee may make Grants to Key Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.    Withholding Taxes

        The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of an Option that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.    Effective Date and Termination Dates

        The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

ANNEX D
2009 NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

        THIS AGREEMENT, dated as of the Grant Date, is made by and between AMPHENOL CORPORATION a Delaware corporation (hereinafter referred to as the "Company"), and the holder of the Certificate of Stock Option Grant, an employee of the Company or a Subsidiary (as defined below) (hereinafter referred to as "Optionee").

        WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Class A Common Stock, par value $.001 per share (the "Common Stock") as indicated in the Certificate of Stock Option Grant;

        WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

        WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Option to Purchase provided for herein to the Optionee as an incentive for increased efforts during his or her employment with the Company or its Subsidiaries, and has advised the Company thereof and instructed the Company to cause its representatives to issue the Certificate of Stock Option Grant;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

        Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1—Affiliate

        "Affiliate" shall mean, with respect to the Company, any corporation or entity directly or indirectly controlling, controlled by, or under common control with, the Company.

Section 1.2—Cause

        "Cause" shall mean, (i) the Optionee's willful and continued failure to perform his or her duties with respect to the Company or its Subsidiaries which continues beyond 5 busines days notice is provided to the Optionee by the Company or (ii) misconduct by the Optionee (x) involving dishonesty or breach of trust in connection with Optionee's employment, (y) which would be a reasonable basis for an indictment of the Optionee of a felony or a misdemeanor involving moral turpitude or (z) which the Committee determines is likely to result in a demonstrable injury to the Company.

Section 1.3—Change of Control

        "Change of Control" shall mean (i) a sale of all or substantially all of the assets of the Company or (ii) an acquisition of voting stock of the Company resulting in more than 50% of the voting stock of the Company being held by a Person or Group. See 3.1(a) for application of Change of Control.

Section 1.4—Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5—Committee

        "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.6—Good Reason

        "Good Reason" shall mean (i) a reduction in Optionee's base salary (other than a broad based salary reduction program affecting many members of senior management of the Company or the group or business unit that employs the Optionee), (ii) a substantial reduction in Optionee's duties and responsibilities other than as approved by the Chief Executive Officer of the Company, (iii) the elimination or reduction of the Optionee's eligibility to participate in the Company's benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, or (iv) an involuntary transfer of the Optionee's primary workplace by more than fifty (50) miles from the workplace as of the date hereof.

Section 1.7—Grant Date

        "Grant Date" shall mean the date as of which the Option to Purchase provided for in this Agreement was granted.

Section 1.8—Group

        "Group" means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

Section 1.9—Management Stockholder's Agreement

        "Management Stockholder's Agreement" shall mean the 2009 Management Stockholder's Agreement, as amended as of the Grant Date, between the Optionee and the Company.

Section 1.10—Option to Purchase

        "Option to Purchase" shall mean the non-qualified option to purchase Common Stock granted under the Certificate of Stock Option Grant.

Section 1.11—Permanent Disability

        The Optionee shall be deemed to have a "Permanent Disability" if the Optionee is unable to engage in the activities required by the Optionee's job by reason of any medically determined physical or mental impairment which can be expected to result in death within a period of 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Section 1.12—Person

        "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.13—Plan

        "Plan" shall mean The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.

Section 1.14—Pronouns

        The masculine pronoun shall include the feminine and neuter, and the singular and the plural, where the context so indicates.

Section 1.15—Retirement

        "Retirement" shall mean the voluntary termination of employment of the Optionee with the Company at age 65 or older following a minimum of five (5) years of employment with the Company and/or a Subsidiary of the Company or the voluntary termination of employment of the Optionee with the Company at age 55 or older following a minimum of ten (10) years of employment with the Company and/or a Subsidiary of the Company.

Section 1.16—Secretary

        "Secretary" shall mean the Secretary or an Assistant Secretary of the Company.

Section 1.17—Subsidiary

        "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations (other than the last corporation in the unbroken chain), then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.18—Trigger Date

        "Trigger Date" shall mean the date hereof.

ARTICLE II

GRANT OF OPTION TO PURCHASE

Section 2.1—Grant of Option to Purchase

        For good and valuable consideration, on and as of the Grant Date hereof, the Company irrevocably grants to the Optionee, subject to Section 2.4, an Option to Purchase any part or all of an aggregate of shares of its $.001 par value Class A Common Stock as indicated in the Certificate of Stock Option Grant upon the terms and conditions set forth in this Agreement.

Section 2.2—Grant Price

        Subject to Section 2.4, the exercise price of the shares of stock covered by the Option to Purchase (the "Option to Purchase Grant Price") shall be as indicated in the Certificate of Stock Option Grant per share without commission or other charge.

Section 2.3—No Right to Employment

        Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section 2.4—Adjustments in Option to Purchase Pursuant to Merger, Consolidation, etc.

        Subject to Section 9 of the Plan, in the event that the outstanding shares of the stock subject to an Option to Purchase are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Option to Purchase, or portions thereof then unexercised, shall be exercisable, in such manner as the Committee determines is reasonably necessary to maintain as nearly as practicable the rights, benefits and obligations that the parties would have had absent such event. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1—Commencement of Exercisability

        (a)   an Option to Purchase shall become exercisable as follows:

Date Option to Purchase Becomes Exercisable	Percentage of Option to Purchase Shares Granted As to Which Option to Purchase Is Exercisable
After the first anniversary of the Trigger Date	20%
After the second anniversary of the Trigger Date	40%
After the third anniversary of the Trigger Date	60%
After the fourth anniversary of the Trigger Date	80%
After the fifth anniversary of the Trigger Date	100%

        Notwithstanding the foregoing, (x) no Option to Purchase shall become exercisable prior to the time the Plan is approved by the Company's stockholders, and (y) subject to the immediately preceding clause (x), the Option to Purchase shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option to Purchase immediately prior to a Change of Control (but only to the extent such Option to Purchase has not otherwise terminated or become exercisable). The sale or disposition of a division, business segment or Subsidiary of the Company shall not cause an Option to Purchase to become immediately exercisable. Pursuant to the authority granted to it in Section 5.1, the Committee shall decide what, if any, Option to Purchase shall become exercisable and when any such Option to Purchase must be exercised upon the sale or disposition of a division, business segment or Subsidiary of the Company.

        (b)   Notwithstanding the foregoing, no Option to Purchase shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason other than a termination of employment because of the death or Permanent Disability or Retirement of the Optionee, and any Option to Purchase (other than as provided in the next succeeding sentence) which is non-exercisable as of the Optionee's termination of employment shall be immediately cancelled. In the event of a termination of employment because of death or Permanent Disability of the Optionee and provided that the Optionee has been employed for at least three years, the Option to Purchase awarded hereunder shall become immediately exercisable. If the Optionee has not been employed for at least three years, then the Option to Purchase shall not become exercisable for any additional shares of Common Stock. In the event of a termination of employment because of Retirement of the Optionee, the Option to Purchase the Committee in its sole and absolute discretion shall have the authority to decide if any Option to Purchase that is not exercisable as of the date of Retirement shall continue to vest and be exercisable as though the Optionee's employment had not been terminated.

Section 3.2—"Grant Expiration Date"

        The Option to Purchase may not be exercised to any extent by the Optionee after the first to occur of the following events:

        (a)   The tenth anniversary of the Grant Date; or

        (b)   December 31 following the third anniversary of the date of the Optionee's termination of employment by reason of death or Permanent Disability. For these purposes, termination of employment shall mean the date on which the Optionee ceases working for the Company or a Subsidiary of the Company or such later day as the Committee in their discretion deems to be appropriate; or

        (c)   The eighth anniversary of the Trigger Date in the event of the Optionee's termination of employment by reason of Retirement.

        (d)   90 days after termination of employment of the Optionee for any reason other than for death or Permanent Disability or Retirement. For these purposes, termination of employment shall mean the date on which the Optionee ceases working for the Company or a Subsidiary of the Company or such later day as the Committee in their discretion deems to be appropriate; or

        (e)   If the Committee so elects pursuant to Section 9 of the Plan, the effective date of a Transaction (as defined in the Plan); provided, however, that the Committee has provided Optionee with a reasonable period of notice prior to the effective date of such Transaction in which to exercise an Option to Purchase that has then neither been fully exercised nor become unexercisable under this Section 3.2.

ARTICLE IV

EXERCISE OF OPTION TO PURCHASE

Section 4.1—Person Eligible to Exercise

        Except as provided in the Management Stockholder's Agreement, during the lifetime of the Optionee, only he or his personal legal representative may exercise an Option to Purchase or any portion thereof. After the death of the Optionee, any previously exercised portion of an Option to Purchase may, prior to the time when an Option to Purchase becomes unexercisable under Section 3.2, be exercised by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section 4.2—Partial Exercise

        Any exercisable portion of an Option to Purchase or the entire Option to Purchase, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option to Purchase or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3—Manner of Exercise

        An Option to Purchase, or any exercisable portion thereof, may be exercised by a Management Stockholder who is not an executive officer of the Company in the manner described in the Section titled "Exercising Your Stock Options" appearing in "A Guide to the Amphenol Corporation Stock Option Plan" appearing on the Company's Client Home Page available through www.benefitaccess.com. An executive officer of the Company will require the assistance of the Executive Chairman, the Chief Executive Officer, Chief Financial Officer or the General Counsel of the Company and personal assistance from Smith Barney, as the administrator of the Plan, to exercise any Option to Purchase, or any exercisable portion thereof.

        The Optionee may be asked to provide a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the "Act"), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations; and

        In the event the Option to Purchase or any portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, the Committee may require appropriate proof of the right of such person or persons to exercise the Option to Purchase.

        Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option to Purchase does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of an Option to Purchase shall bear an appropriate legend referring to the provisions of the second paragraph above and the agreements herein. The written representation and agreement referred to in the second paragraph above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4—Conditions to Issuance of Stock Certificates

        The shares of stock deliverable upon the exercise of an Option to Purchase, or any portion thereof, shall be previously authorized but unissued shares of the Company. Such shares shall be validly issued, fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option to Purchase or portion thereof prior to fulfillment of all of the following conditions:

        (a)   The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

        (b)   The lapse of such reasonable period of time following the exercise of the Option to Purchase as the Committee may from time to time establish for reasons of administrative convenience. Absent such a determination by the Committee, 20 business days shall be deemed to be a reasonable period of time.

Section 4.5—Rights as Stockholder

        The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

MISCELLANEOUS

Section 5.1—Administration

        The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option to Purchase. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2—Option to Purchase Not Transferable

        Except as provided in the Management Stockholder's Agreement, neither the Option to Purchase nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution nor shall this Section 5.2 prevent a transfer of the Option to Purchase or an interest or right therein, that is made in compliance with the federal securities laws, to a trust or custodianship where the beneficiaries of such trust or custodianship include only the Management Stockholder, his spouse or his lineal descendants per the provisions of the related 2009 Management Stockholder's Agreement.

Section 5.3—Shares to Be Reserved

        The Company shall at all times during the term of the Option to Purchase reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4—Notices

        Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address indicated in the records of the headquarters Human Resources Department of the Company. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice to the Secretary of the Company under this Section 5.4. Any notice shall be hand delivered, delivered by overnight delivery or sent via confirmed telecopy. Any notice to the Optionee may also be delivered via email by the Company or the Company's representative to the email address of Optionee indicated in the records of the headquarters Human Resources Department of the Company.

Section 5.5—Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6—Applicability of Plan and Management Stockholder's Agreement

        The Option to Purchase and the shares of Common Stock issued to the Optionee upon exercise of the Option to Purchase shall be subject to all of the terms and provisions of the Plan and the Management Stockholder's Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholder's Agreement, the terms of the Management Stockholder's Agreement shall control.

Section 5.7—Amendment

        This Agreement may be amended only by a later dated instrument accepted by the parties hereto which specifically states that it is amending this Agreement; provided however that the Committee in its reasonable discretion may unilaterally amend the Agreement if it determines that such amendment would be beneficial to the Optionee.

Section 5.8—Governing Law

        The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.9—Jurisdiction

        Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in that state), and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in that state), and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in that state), and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Optionee hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

(As of April 27, 2009)

ANNEX E
2009 MANAGEMENT STOCKHOLDER'S AGREEMENT

        WHEREAS, this Management Stockholder's Agreement (this "Agreement") is entered into as of the Grant Date (the "Base Date") between Amphenol Corporation, a Delaware Corporation (the "Company"), and the Optionee (the "Management Stockholder") (the Company and the Management Stockholder being hereinafter collectively referred to as the "Parties").

        WHEREAS, the Company has granted (and in the future may make additional grants to) certain key employees of the Company (including the Management Stockholder) options to purchase shares of the Company's common stock (the "Common Stock") at a fixed exercise price per share (the "Base Price") pursuant to the terms of The 2009 Amended and Restated Stock Purchase and Option Plan for Key Employees of Amphenol Corporation and Subsidiaries (the "Option Plan") and the related 2009 Non-Qualified Stock Option Grant Agreement (any and all grants under the Option Plan are hereinafter referred to as the "2009 Options").

        WHEREAS, this Agreement is one of several agreements ("Other Management Stockholders' Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the "Other Management Stockholders").

        NOW THEREFORE, to implement the foregoing and in consideration of the grant of the Options and of the mutual agreements contained herein, the Parties agree as follows:

1.    Common Stock; Issuance of Options.

          (a)   The Company shall have no obligation to sell any Common Stock upon the exercise of an Option to Purchase or otherwise to any person who is a resident or citizen of a state or other jurisdiction in which the sale of Common Stock to him or her would constitute a violation of the securities or "blue sky" laws of such jurisdiction.

          (b)   Subject to the terms and conditions hereinafter set forth as of the Base Date (which Base Date shall be different for future option awards, if any), the Company shall issue to the Management Stockholder the Option to Purchase (as set forth in the applicable Certificate of Stock Option Grant) and the Optionee shall accept the applicable 2009 Non-Qualified Stock Option Grant Agreement as a precondition to the effectiveness of the Option to Purchase.

2.    Management Stockholder's Representations, Warranties and Agreements.

          (a)   The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any of the Common Stock issuable upon exercise of the 2009 Options (the "Option Stock") unless such transfer complies with Section 3 of this Agreement. If the Management Stockholder is an affiliate (as defined under Rule 405 of the rules and regulations promulgated under the Securities Act of 1933, as amended, (the "Act") and as interpreted by the Board of Directors of the Company) of the Company (an "Affiliate"), the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless (i) the transfer is pursuant to an effective registration statement under the Act, and in compliance with applicable provisions of state securities laws or (ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management

  Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction. Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer upon the death of the Management Stockholder to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Management Stockholder's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (y) a transfer made after the Base Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Management Stockholder, his spouse or his lineal descendants (a "Management Stockholder's Trust") provided that such transfer is made expressly subject to this Agreement.

          (b)   If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the "SEC").

3.    Restriction on Transfer

        No transfer of Option Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

4.    Definitions

        For purposes of this Agreement the following definitions shall apply: "Cause" shall mean (i) the Management Stockholder's willful and continued failure to perform Management Stockholder's duties with respect to the Company or its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to Management Stockholder by the Company or (ii) misconduct by Management Stockholder involving (x) dishonesty or breach of trust in connection with Management Stockholder's employment or (y) conduct which would be a reasonable basis for an indictment of Management Stockholder for a felony or for a misdemeanor involving moral turpitude or (z) which the Committee determines is likely to result in a demonstrable injury to the Company; and "Good Reason" shall mean (i) reduction in Management Stockholder's base salary (other than a broad based salary reduction program affecting many members of management), (ii) a substantial reduction in Management Stockholder's duties and responsibilities other than as approved by the Chief Executive Officer of the Company as of the date of this Agreement, (iii) the elimination or reduction of the Management Stockholder's eligibility to participate in the Company's benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, or (iv) an involuntary transfer of the Management Stockholder's primary workplace by more than fifty (50) miles from the workplace as of the date hereof.

5.    Continuing Effectiveness of Agreement

        The Company may from time to time grant to the Management Stockholder additional options under the Option Plan, as currently in effect and as it may be amended from time to time, to purchase shares of Common Stock at a different Base Price. Unless agreed otherwise any and all option awards made on or after May 20, 2009 under the Option Plan, as currently in effect or as it may be amended from time to time, shall be subject to the terms and conditions of this Agreement.

6.    The Company's Representations and Warranties.

          (a)   The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

          (b)   The Company will file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 6(b), the Company may de-register under Section 12 of the Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 6(b) shall be deemed to limit in any manner the restrictions on sales of Stock otherwise contained in this Agreement.

7.    Rights to Negotiate Purchase.

        Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Option Stock or the 2009 Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties.

8.    Notice of Change of Beneficiary.

        Immediately prior to any transfer of Stock to a Management Stockholder's Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder's Trust and with the identity of the beneficiaries of the Management Stockholder's Trust. The Management Stockholder shall notify the Company immediately prior to any change in the identity of any beneficiary of the Management Stockholder's Trust.

9.    Recapitalizations, etc.

        The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Option Stock or the 2009 Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Option Stock or the 2009 Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

10.    Management Stockholder's Employment by the Company.

        Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder's employment or continued employment by the Company or any subsidiary of the Company.

11.    State Securities Laws.

        The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Option Stock and the issuance of the 2009 Options to the Management Stockholder.

12.    Binding Effect.

        The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

13.    Amendment

        This Agreement may be amended only by a written or electronic instrument signed or accepted by the Parties hereto.

14.    Applicable Law.

        The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against the Management Stockholder, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in the state where the Company's corporate headquarters is then domiciled), and the Management Stockholder hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, the Management Stockholder appoints The Corporation Trust Company, at its office in Wilmington, Delaware, as the case may be, as his agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the Management Stockholder in the manner provided in Section 20 hereof, shall be deemed in every respect effective service of process upon him in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Management Stockholder, in such other jurisdictions and in such manner, as may be permitted by applicable law. The Management Stockholder hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in the state where the Company's corporate headquarters is then domiciled) and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Connecticut (or if the Company moves its corporate headquarters to another state, in the state where the Company's corporate headquarters is then domiciled), and the Management Stockholder hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, or proceeding. Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

        Any payments to enforce the Noncompete Undertaking made pursuant to this Agreement are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other applicable guidance issued thereunder ("Section 409A") or, if not, exempt to satisfy the requirements of Section 409A, and the provisions of this Agreement shall be construed in a manner consistent therewith.

15.    Miscellaneous.

        In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

16.    Notices.

        All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered to the Party to whom it is directed as set forth in this Section 16.

        (a)   If to the Company by hand (whether by overnight courier or otherwise) or sent by overnight delivery or telecopy, to it at the following address or fax number:

    Amphenol Corporation
    358 Hall Avenue
    P.O. Box 5030
    Wallingford, Connecticut 06492-7530

    Attn: Chief Executive Officer
    Phone: (203) 265-8733
    Fax: (203) 265-8628

        (b)   If to the Management Stockholder by hand (whether by overnight courier or otherwise) or sent by overnight delivery or telecopy or email, to him or her at the address (including email address) set forth in the records of the headquarter's Human Resources Department of the Company; or at such other address as either Party shall have specified by notice in writing to the other.

17.    Covenant Not to Compete; Protection of Confidential Information; Nonsolicitation of Customers and Suppliers and Nonsolicitation of Employees.

        (a)   In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees that for so long as the Management Stockholder is employed by the Company or one of its subsidiaries and for a period of one year thereafter (the "Noncompete Period"), the Management Stockholder shall provide a "Noncompete Undertaking", which is that the Management Stockholder shall not, in any geographic region in the world in which the Management Stockholder acts or has acted for the Company or any division or subsidiary thereof, directly or indirectly, engage in the development, production, sale or distribution of any product produced, sold, distributed or which is in development (i) by the operation of the Company or the operation of the subsidiary of the Company which employed the Management Stockholder during the twelve (12) month period immediately preceding the Management Employee's termination of employment or (ii) by the Company or its subsidiaries about which the Management Stockholder received any Confidential Information (as defined below).

        (b)   At the Company's option, if it elects to enforce the Noncompete Undertaking, in the event that the Management Stockholder's employment is terminated by the Management Stockholder for Good Reason or by the operation of the Company without Cause, or if required by applicable law to give full force and effect to the Management Stockholder's Noncompete Undertaking, then as additional consideration for the Noncompete Undertaking, the Company shall pay the Management Stockholder salary continuation in an amount equal to 50% of such Management Stockholder's base salary on the date of the termination of the Management Stockholder's employment for the Noncompete Period. In the event that the Management Stockholder's employment with the Company or any of its subsidiaries is terminated by the Management Stockholder without Good Reason or by the Company with Cause then, except as required by applicable law, the Company shall not be required to pay the Management Stockholder any additional consideration for the Management Stockholder's Noncompete Undertaking.

        (c)   If (a) the Management Stockholder's employment with the Company or any of its subsidiaries is terminated by the Management Stockholder without Good Reason or by the Company with Cause or (b) in the event that the Management Stockholder's employment with the Company or any of its subsidiaries is terminated by the Management Stockholder with Good Reason or by the Company without Cause and the Company has exercised its option under the preceding subparagraph to enforce the Noncompete Undertaking, then at the Company's option, the Noncompete Period may be extended for an additional one year period if (i) within nine months of the termination of the Management Stockholder's employment, the Company gives the Management Stockholder notice of such extension and (ii) beginning with the first anniversary of such termination, the Company agrees to pay the Management Stockholder during such extended Noncompete Period in an amount equal to 50% of the Management Stockholder's base annual salary at the time that the Management Stockholder's employment with the Company was terminated. The amounts referred to in paragraphs 17(b), if any, and 17(c) shall be paid, commencing upon the Management Stockholder's termination of employment, in installments in a manner consistent with the then current salary payment policies of the Company or the operation or division of the Company or its subsidiary that employed the Management Stockholder; provided, however, any amount that constitutes "deferred compensation" within the meaning of Section 409A shall be payable only if the Management Stockholder has experienced a "separation from service" within the meaning of Section 409A and, if the Management Stockholder is a "specified employee" within the meaning of Section 409A at the time of such separation from service, no payments shall be made before the six-month anniversary of the Management Stockholder's separation from service, at which time all payments that would otherwise have been made during such six-month period shall be paid to the Management Stockholder in a lump sum. For purposes of this Agreement, the phrase "directly or indirectly engage in" shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, a consultant, independent contractor, licensor of technology or otherwise. During the Noncompete Period and any extended Noncompete Period the Management Stockholder shall be free to work in any employment approved by the Chief Executive Officer of the Company which approval shall not be unreasonably withheld. Such approved employment shall not serve to reduce any payments that the Management Stockholder is receiving pursuant to this provision.

        (d)   The Management Stockholder will not disclose or use at any time any Confidential Information (as defined below) of which the Management Stockholder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Management Stockholder's performance of duties, if any, assigned to the Management Stockholder by the Company. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used or developed by the Company or its subsidiaries or that is obtained by the Company or its subsidiaries from its customers, suppliers and/or consultants in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers, vendors and clients and customer, vendors or client lists, (x) personnel information, (xi) other copyrightable works, (xii) all technology and trade secrets, and (xiii) all similar and related information in whatever form. Confidential

Information will not include any information that has been published in a form generally available to the public prior to the date the Management Stockholder proposes to disclose or use such information. The Management Stockholder acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Management Stockholder while employed by the Company or its subsidiaries belong to the Company. The Management Stockholder will perform all actions reasonably requested by the Company (whether during or after employment with the Company or the Noncompete Period) to establish and confirm such ownership at the Company's expense (including without limitation assignments, consents, powers of attorney and other instruments). If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

        (e)   In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees that for a period of twenty-four (24) months following the termination of Management Stockholder's employment with the Company or with a subsidiary of the Company for any reason whatsoever, the Management Stockholder shall not, directly or indirectly, divert or attempt to divert nor assist others in diverting any business of the Company by soliciting, contacting or communicating with any customer or supplier of the Company with whom Management Stockholder had direct or indirect contact during the twelve (12) month period immediately preceding the termination of Management Stockholder's employment.

        (f)    In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees that for a period of twenty-four (24) months following the termination of Management Stockholder's employment with the Company or with a subsidiary of the Company for any reason whatsoever, the Management Stockholder shall not, directly or indirectly, solicit, induce, attempt to induce or assist others in attempting to induce any employee of the Company with whom Management Stockholder has worked or had material contact with, during the twelve (12) month period immediately preceding the termination of his employment, to leave the employment of the Company or a subsidiary of the Company or to accept employment or affiliation with any other company or firm of which Management Stockholder becomes an employee, owner, partner or consultant.

        (g)   Notwithstanding clauses (a), (b), (c), (d), (e) and (f) above, if at any time a court holds that the restrictions stated in such clauses (a), (b), (c), (d), (e) and (f) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder's services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

CORPORATION

                      Notice of Annual Meeting
                      and
                      Proxy Statement

                      Annual Meeting of Stockholders, May 20, 2009

                      IMPORTANT: Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                      Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 20, 2009: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2008 are available at www.edocumentview.com/APH.

002CS-18622

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Amphenol® Proxy — Amphenol Corporation The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2009 Annual Meeting and Proxy Statement dated April 27, 2009 in connection with the Annual Meeting to be held at 11:00 a.m. on May 20, 2009 at the Corporate Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints R. Adam Norwitt and Diana G. Reardon, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders, and at any adjournment and adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement. SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

Using a black ink pen, mark your votes with an X as shown in x this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of two Directors for terms to expire at the 2012 Annual Meeting. For Withhold 02-John R. Lord 2. Ratification of Deloitte & Touche LLP as independent public accountants of the Company. For Against Abstain 3. Ratification and Approval of The 2009 Amphenol Executive Incentive Plan. For Against Abstain 4. Ratification and Approval of The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yy) — Please print date below. / / Signature 1 — Please keep signature within the box. 1 U P X Signature 2 — Please keep signature within the box. + 01 - Edward C. Jepsen For Withhold  + 011A8C